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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Shares of Beneficial Interest, $0.001 par value per share	9,200,000	$50.5000	$464,600,000	$56,309.52

(1)
A filing fee of $56,309.52, calculated in accordance with Rule 457(r), is being transmitted to the U.S. Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-217495

        PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 27, 2017)

8,000,000 Shares

Common Shares of Beneficial Interest

        Liberty Property Trust is offering 8,000,000 common shares of beneficial interest.

        Our common shares are listed on the NYSE under the symbol "LPT." The last reported sale price of our common shares on the NYSE on September 5, 2019 was $52.08 per share.

        To preserve our status as a real estate investment trust ("REIT"), for Federal income tax purposes, among other purposes, our declaration of trust imposes certain restrictions on the ownership of our common shares. See "Description of Preferred Shares—Restrictions on Ownership" in the accompanying prospectus.

	Per Share	Total
Offering price	$50.5000	$404,000,000
Discounts and commissions to underwriters	$1.7675	$14,140,000
Offering proceeds to us, before expense	$48.7325	$389,860,000

        Investing in our common shares involves risks. See "Risk Factors" sections beginning on page S-5 of this prospectus supplement and page 9 of our Annual Report on Form 10-K for the year ended December 31, 2018.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        We have granted the underwriters the right to purchase up to 1,200,000 additional common shares on the same terms and conditions as set forth above if the underwriters sell more than 8,000,000 common shares in this offering. The underwriters can exercise this right at any time and from time to time, in whole or in part, within 30 days after the offering. The underwriters expect to deliver the common shares to investors on or about September 10, 2019.

Goldman Sachs & Co. LLC	Citigroup

September 5, 2019

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

        Information contained in our web site does not constitute part of this prospectus supplement or the accompanying prospectus.

        Liberty Property Trust, our logo and other trademarks mentioned in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        In this prospectus supplement, references to the "Company," "we," "us" and "our" are to Liberty Property Trust, a Maryland real estate investment trust, and its consolidated subsidiaries, including, among others, Liberty Property Limited Partnership, which we refer to in this prospectus supplement as the "Operating Partnership," or, as the context may require, Liberty Property Trust only. References to the "Trust" are to Liberty Property Trust only.

        This document is in two parts. The first part is this prospectus supplement, which provides specific details regarding this offering of our common shares. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the common shares we are currently offering. This prospectus supplement, or the information incorporated by reference herein, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference herein, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference herein and therein, will apply and supersede that information in the accompanying prospectus. References to the "prospectus" are to the prospectus supplement, together with the accompanying prospectus, and the information incorporated by reference to each.

        It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein in making your investment decision. You should also read and consider the information in documents to which we have referred you in "Where To Find Additional Information" in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

        We have made statements in this prospectus supplement, in the accompanying prospectus and in the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information relating to rental operations, business and property development activities, joint venture relationships, acquisitions and dispositions, future capital expenditures, financing sources and availability, litigation and the effects of regulation (including environmental regulation) and competition. These forward-looking statements generally are accompanied by words such as "believes," "anticipates," "expects," "estimates," "should," "seeks," "intends," "planned," "outlook" and "goal" or similar expressions. You should understand that forward-looking statements are not guaranties and that there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward-looking statements.

        Risks and uncertainties that may affect the operations, performance and results of our business include, but are not limited to, the following: (i) uncertainties affecting real estate businesses generally (such as entry into new leases, retention of leases and dependence on tenants' business operations), (ii) risks relating to our ability to maintain and increase property occupancy and rental rates, (iii) risks relating to the continued repositioning of our portfolio; (iv) risks relating to construction and development activities, (v) risks relating to acquisition and disposition activities, (vi) risks relating to the integration of the operations of entities that we have acquired or may acquire, (vii) risks relating to joint venture relationships, and any possible need to perform under certain guarantees that we have issued or may issue in connection with such relationships, (viii) risks related to properties developed by us on a fee basis, (ix) risks associated with tax abatement, tax credit programs, or other government incentives, (x) possible environmental liabilities, (xi) risks relating to leverage and debt service (including availability of financing terms acceptable to us and sensitivity of our operations and financing arrangements to fluctuations in interest rates), (xii) dependence on the primary markets in which our properties are located, (xiii) the existence of complex regulations relating to the Trust's status as a REIT and the adverse consequences of the failure to qualify as a REIT, (xiv) risks relating to litigation, and (xv) the potential adverse impact of market interest rates on the market price for the securities of the Operating Partnership and the Trust.

        Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described in, or implied by, the forward-looking statements. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

OUR COMPANY

        We are a self-administered and self-managed Maryland real estate investment trust ("REIT") that provides leasing, property management, development, acquisition and other tenant-related services for our portfolio of industrial and non-core properties. As of June 30, 2019, we owned and operated 494 industrial and 18 non-core properties totaling 94.0 million square feet, 24 properties under development, which when completed are expected to comprise 6.8 million square feet and 1,381 acres of developable land, substantially all of which is zoned for commercial use. As of June 30, 2019, we also owned three properties held for redevelopment or as "value-added" properties, which are properties that are neither development nor redevelopment properties, but are properties that are either acquired but not stabilized or can be converted to a higher and better use. These properties, when completed, are expected to comprise 533,000 square feet. Additionally, as of June 30, 2019, we had an ownership interest, through unconsolidated joint ventures, in 48 industrial and 18 non-core properties totaling 14.9 million square feet, three properties under development, which when completed are expected to comprise 214,000 square feet, and a 219-room hotel, which is excluded from the square footage total, and 339 acres of developable land, substantially all of which is zoned for commercial use. We also owned through unconsolidated joint ventures one property held for redevelopment or as "value-added" which, when completed, is expected to comprise 48,000 square feet.

        Further detail of our industrial and non-core portfolio by type is as follows:

	Industrial	Non-Core
Number of Properties	542	36
Total Square Feet	104.0 million	4.9 million
Average Building Size	192,000 square feet	135,000 square feet
Average Lease Size	80,000 square feet	31,000 square feet
Average Lease Term	7 years	12 years
Average Rental Revenue per square foot	$5.28	$31.05
Average Building Age	17 years	13 years

        Substantially all of our assets are owned directly or indirectly, and substantially all of our operations are conducted directly or indirectly, by the Operating Partnership. As of June 30, 2019, we owned 97.7% of the common equity of the Operating Partnership.

        Our executive offices are located at 650 East Swedesford Road, Wayne, Pennsylvania 19087, and our telephone number is (610) 648-1700. Our website address is www.libertyproperty.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

 THE OFFERING

        The offering terms are summarized below solely for your convenience and are not a complete description of the offering. You should read the full text and more specific details contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Issuer	Liberty Property Trust, a Maryland real estate investment trust
Common Shares Offered	8,000,000 shares(1)
Common Shares to be Outstanding after this Offering	156,572,641 shares(1)
Use of Proceeds

We intend to use the proceeds from this offering for the early redemption of the Operating Partnership's $350 million 4.75% senior notes due October 1, 2020, with any remainder to be used for working capital and general corporate purposes, which may include the repayment of borrowings outstanding from time to time under our Credit Facilities. See "Use of Proceeds" in this prospectus supplement.

Risk Factors

Investing in our common shares involves certain risks, which are described beginning on page S-5 of this prospectus supplement and page 9 of our Annual Report on Form 10-K for the year ended December 31, 2018.

Ownership Limit

To assist in enabling us to maintain our qualification as a REIT for federal income tax purposes, our Declaration of Trust generally does not permit a person or entity to acquire more than 9.8% of the aggregate number or value of all of our outstanding common and preferred shares. See "Description of Preferred Shares—Restrictions on Ownership and Transfer" in the accompanying prospectus.

Listing	Our common shares are listed on the NYSE under the symbol "LPT."
Transfer Agent	The transfer agent for our common shares is Equiniti Trust Company.
Conflicts of Interest

As described under "Use of Proceeds," we may use the net proceeds of this offering, among other things, to repay borrowings outstanding from time to time under our Credit Facilities. Affiliates of Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. are lenders under our $900 million Credit Facility, and may receive a portion of the net proceeds from this offering through the repayment of those borrowings. See "Underwriting" in this prospectus supplement.

(1)
Excludes 1,200,000 shares issuable upon the exercise of the underwriters' option to purchase additional shares.

RISK FACTORS

        You should carefully consider the risks set forth below as well as the those described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the "Risk Factors" section beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2018 and in our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein, before making an investment decision. These risks are not the only ones facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, liquidity or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our common shares could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

Risks Related to this Offering

This offering could be dilutive.

        After giving effect to the issuance of common shares in this offering, the receipt of the expected net proceeds and the use of those proceeds, this offering could have a dilutive effect on our expected earnings per share and NAREIT funds from operations (or NAREIT FFO) per share for the year ending December 31, 2019. The actual effect and amount cannot be determined at this time and will be based on numerous factors.

Further issuances of equity securities may be dilutive to our existing shareholders.

        The interests of our existing shareholders could be diluted if we issue additional equity securities to finance future developments, acquisitions, or repay indebtedness. Our Board of Trustees can authorize the issuance of additional securities without shareholder approval. Our ability to execute our business strategy depends on our access to an appropriate blend of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including issuances of common and preferred equity.

The market price of our common shares may fluctuate significantly.

        The market price of our common shares may fluctuate significantly in response to many factors, including:

  •
  actual or anticipated variations in our operating results, NAREIT FFO, cash flows or liquidity;

  •
  change in our earnings estimates or those of analysts;

  •
  changes in our dividend policy;

  •
  publication of research reports about us, the industrial and non-core properties rental industry or the real estate industry generally;

  •
  increases in market interest rates that lead purchasers of our common shares to demand a higher dividend yield;

  •
  changes in market valuations of similar companies;

  •
  adverse market reaction to the amount of our outstanding debt at any time, the amount of our maturing debt in the near and medium term and our ability to refinance such debt and the terms thereof or our plans to incur additional debt in the future;

  •
  additions or departures of key management personnel;

  •
  actions by institutional shareholders;

  •
  general market and economic conditions;

  •
  continuing high volatility in the capital and credit markets;

  •
  speculation in the press or investment community; and

  •
  the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement and the accompanying prospectus.

        Many of the factors listed above are beyond our control. Those factors may cause the market price of our common shares to decline, regardless of our financial performance and condition and prospects. It is impossible to provide any assurance that the market price of our common shares will not fall in the future, and it may be difficult for holders to resell our common shares at prices they find attractive, or at all.

Affiliates of the underwriters may receive benefits in connection with this offering.

        Affiliates of Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. are lenders under our $900 million Credit Facility. As described under "Use of Proceeds," we may use the net proceeds of this offering, among other things, to repay borrowings outstanding from time to time under our Credit Facilities. To the extent that we use a portion of the net proceeds of this offering to repay borrowings outstanding under our Credit Facility, these affiliates of our underwriters will receive their proportionate shares of any amount of our Credit Facility that is repaid with the net proceeds of this offering. This creates potential conflicts of interest because the underwriters have an interest in the successful completion of this offering beyond the underwriting discounts they will receive. Such conflicts of interest may influence the decision regarding the terms and circumstances under which the offering is completed.

 USE OF PROCEEDS

        We intend to use the proceeds of this offering for the early redemption of the Operating Partnership's $350 million 4.75% senior notes due October 1, 2020, with any remainder to be used for working capital and general corporate purposes, including repayment of borrowings under our $900.0 million credit facility (the "Credit Facility"), which includes a revolving credit facility for borrowings up to $800 million, and a fully drawn delayed draw term loan facility (the "DDTL") aggregating up to $100 million. We also have a revolving working capital line of credit, which provides for borrowings up to $30 million (together with the Credit Facility, the "Credit Facilities").

        The interest rate on borrowings under our Credit Facilities fluctuates based on ratings from Moody's Investors Service, Inc., Standard and Poor's Ratings Group and Fitch, Inc. Based on our existing ratings, as of June 30, 2019, borrowings under the Credit Facilities bear interest at LIBOR plus 87.5 basis points for revolving loans and 95 basis points for the DDTL. There is also a 15 basis point annual facility fee on the aggregate loan commitments of the revolving credit facilities. As of June 30, 2019, the Company had $100.0 million in outstanding borrowings and $8.3 million of letters of credit issued under the Credit Facilities. As of September 4, 2019, the weighted average interest rate on the Credit Facilities was 3.02% and $156.2 million was outstanding. The Credit Facilities have a maturity date of October 20, 2021 (which maturity has two six-month extensions at the Company's option, subject to the payment of a stated fee).

        Affiliates of Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. are lenders under our Credit Facility. As described above, we may use the net proceeds of this offering to repay borrowings outstanding from time to time under our Credit Facility. Because affiliates of Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. are lenders under our Credit Facility, those affiliates may receive a portion of the net proceeds from this offering through the repayment of those borrowings.

SUPPLEMENTAL MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of additional Federal income tax considerations regarding an investment in our common shares is based on current law, is for general information only and is not tax advice. This summary supplements the discussion set forth in the accompanying prospectus under the heading "Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership." This discussion does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances.

        Prospective investors are advised to consult their own tax advisors regarding the specific tax consequences of the purchase, ownership, and disposition of the common shares, including the federal, state, local, foreign, and other tax consequences of such purchase, ownership, and disposition and of potential changes in applicable tax laws.

        General.    For purposes of this discussion, the term "U.S. shareholder" means a beneficial owner of our common shares that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or a trust that has a valid election to be treated as a U.S. person under applicable Treasury Regulations in effect, or (v) any other person who is subject to United States Federal income taxation on a net income basis with respect to our common shares. In the case of a shareholder that is a partnership for United States tax purposes, each partner will take into account its allocable share of income or loss from the common shares held by such partnership, and will take such income or loss into account under the rules of taxation applicable to such partner, taking into account the partnership and the partner.

        Distributions.    Provided that we continue to qualify as a REIT, distributions made to our taxable U.S. shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income (taxable at a maximum individual tax rate of 37%) but are not eligible for the dividends received deduction for corporations. Dividends received from REITs generally are not eligible for the tax rates (with a maximum rate of 20%) for corporate dividends received by individuals and certain other non-corporate U.S. shareholders. Under one exception applicable to REITs, individual and certain other non-corporate U.S. shareholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) "REIT taxable income" that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable domestic subchapter C corporations (e.g., from a TRS owned by the Operating Partnership) and certain foreign corporations or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions that has been subject to tax. Further, the Tax Cuts and Jobs Act of 2017 (the "TCJA") also allows non-corporate U.S. stockholders to deduct 20% of their dividends from REITs, excluding capital gain dividends and qualified dividend income (which continue to be subject to the 20% rate). As a result, the qualified dividend income received by an individual or other non-corporate U.S. shareholder in a REIT will be subject to a maximum effective U.S. federal income tax rate of 29.6%, compared with the previously effective rate of 39.6% (plus, in each case, the 3.8% Medicare tax on net investment income). The income tax rate changes applicable to individuals apply for taxable years beginning after December 31, 2017 and before January 1, 2026.

        In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our stock. A similar treatment will apply to long-term capital gains retained by us, to the extent that we elect the application of provisions of the Code that treat U.S. shareholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to U.S. shareholders a corresponding credit for taxes paid by the REIT on such retained net capital gains, and increasing such U.S. shareholder's adjusted tax basis in our common shares by the difference between the amount of their share of our net capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of individual and certain other non-corporate U.S. shareholders and 21% for corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for individual and certain other non-corporate U.S. shareholders, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder's common shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these common shares. To the extent that such distributions exceed the adjusted tax basis of U.S. shareholder's common shares, they will be included in income as long-term capital gain, or short-term capital gain if the common shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        Dispositions of Common shares.    In general, a U.S. shareholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder's adjusted tax basis in the common shares relinquished at the time of the disposition. In general, a U.S. shareholder's tax basis will equal the U.S. shareholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by certain other non-corporate U.S. shareholders upon the sale or disposition of our common shares will be subject to a maximum federal income tax rate of 20%, if the common shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 37%) if the common shares are held for 12 months or less. Gains recognized by U.S. shareholders that are corporations are not subject to preferential rates on long-term capital gains but rather will be taxed at regular corporate tax rates, with a rate of 21% imposed on the highest income bracket. Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a U.S. shareholder who has held the common shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the U.S. shareholder as long-term capital gain.

        If a U.S. shareholder recognizes a loss upon a subsequent disposition of our common shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly, and apply to transactions that would not typically be considered tax shelters.

In addition, significant penalties could be imposed for failure to comply with certain of these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our and their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Passive Activity Losses and Investment Interest Limitations.    Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our common shares will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any "passive losses" against income or gain relating to our common shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Tax-Exempt U.S. Shareholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this discussion as UBTI. Although rental real estate investments may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our common shares as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (2) our common shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax-exempt shareholder.

        Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

        In certain circumstances, a pension trust that (i) is described in Section 401(a) of the Internal Revenue Code, (ii) is tax exempt under section 501(a) of the Code, and (iii) owns more than 10% of our common shares could be required to treat a percentage of the dividends from us as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (A) one pension trust owns more than 25% of the value of our common shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our common shares, collectively owns more than 50% of such common shares. Certain restrictions on ownership and transfer of our common shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our common shares, or us from becoming a pension-held REIT.

        Tax-exempt U.S. shareholders are urged to consult their tax advisors regarding the federal, state and local tax consequences of owning our common shares.

Taxation of Non-U.S. Shareholders

        The following is a summary of certain United States federal income tax considerations of the acquisition, ownership and disposition of our common shares applicable to non-U.S. shareholders. For purposes of this summary, a non-U.S. shareholder is a beneficial owner of our common shares that is not a U.S. shareholder. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of United States federal income taxation of non-U.S. shareholders.

        Ordinary Dividends.    The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits which are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. shareholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

        In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the dividend income from a non-U.S. shareholder's investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.

        We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a non-U.S. shareholder unless (1) a lower treaty rate applies and proper certification is provided on an applicable Internal Revenue Service Form W-8 (i.e., Internal Revenue Service Form W-8BEN or Form W-8BEN-E) or (2) the non-U.S. shareholder files an Internal Revenue Service Form W-8ECI with the Trust claiming that the distribution is effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. shareholder). The non-U.S. shareholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

        Non-Dividend Distributions.    Unless our common shares constitute a U.S. real property interest, or USRPI, distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. shareholder's basis in our common shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the shareholder's share of our earnings and profits. The 15% FIRPTA withholding tax does not apply to dividends already subject to the 30% withholding tax. Distributions in excess of basis will not be subject to tax under the provisions of FIRPTA so long as the requirements with respect to capital gain distributions discussed below in the section entitled "Capital Gain Dividends" are met.

        Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries ("USRPI capital gains"), will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. federal income tax at the rates applicable to U.S. shareholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 21% of the amount of dividends to the extent the dividends constitute USRPI capital gains (reduced from 35% by the TCJA). Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. shareholder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be treated as held solely as a creditor for this purpose. Capital gain dividends received by a non-U.S. shareholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income tax. Under a special rule, a capital gain distribution from a REIT will not be treated as "effectively connected" income, provided that (a) the distribution is received with respect to a class of stock that is "regularly traded," as defined by applicable Treasury Regulations, and (b) the non-U.S. shareholder owned, actually or constructively, 5% or less of our outstanding common shares of that class at all times during a specified testing period.

        Dispositions of Our Common shares.    Unless our common shares constitute a USRPI, a sale of our common shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our common shares will not constitute a USRPI if we are "domestically controlled." A REIT is domestically controlled if, at all times during a specified testing period, less than 50% in value of the REIT's outstanding common shares is held directly or indirectly by non-U.S. shareholders. We believe that we are, and expect to continue to be, a domestically controlled REIT and, therefore, the sale of our common shares should not be subject to taxation under FIRPTA. Because our common shares are publicly traded, however, no assurance can be given that we will remain a domestically controlled REIT.

        In the event that we do not constitute a domestically controlled REIT, a non-U.S. shareholder's sale of our common shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) the common shares owned are of a class that is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, and (b) the selling non-U.S. shareholder owned, actually or constructively, 10% or less of our outstanding common shares of that class at all times during a specified testing period.

        If gain on the sale of our common shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the common shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our common shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (a) if the non-U.S. shareholder's investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (b) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        Information Reporting and Backup Withholding.    Backup withholding will apply to dividend payments made to a non-U.S. shareholder of the Trust's stock unless the shareholder has certified that it is not a U.S. shareholder and the payer has no actual knowledge that the owner is not a non-U.S. Shareholder. Information reporting generally will apply with respect to dividend payments even if certification is provided. Backup withholding, if applicable, would be at the rate of 24%.

        Payment of the proceeds from a disposition of the Trust's stock by a non-U.S. shareholder made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the shareholder or beneficial owner certifies that it is not a U.S. shareholder or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of the Trust's stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a "controlled foreign corporation" for U.S. federal income tax purposes, (2) a person 50%

or more of whose gross income from all sources for a specified three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the United States, then backup withholding and information reporting generally will apply unless the non-U.S. shareholder satisfies certification requirements regarding its status as a non-U.S. shareholder and the broker-dealer has no actual knowledge that the owner is not a non-U.S. shareholder.

Medicare Tax on Investment Income

        U.S. Holders who are individuals, estates or trusts (other than certain types of exempt trusts), in each case with adjusted gross income in excess of certain threshold amounts, are required to pay an additional 3.8% tax on net investment income, which includes interest on, and capital gains from the sale or other taxable disposition (including retirement or redemption) of, securities such as the shares. The temporary 20% deduction allowed by Section 199A of the Code, as added by the TCJA, with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Code and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Code.

        Holders should consult their tax advisors regarding the effect, if any, of this Medicare tax on their ownership or disposition of the shares.

Guidance Relating to Foreign Accounts.

        Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance thereunder, commonly referred to as FATCA, U.S. federal withholding tax at a rate of 30% is imposed on (i) dividends paid with respect to common shares and (ii) certain gross proceeds from the disposition of the common shares paid to (a) foreign financial institutions (as defined in Section 1471(d)(4) of the Code) unless they agree to collect and disclose to the Secretary of the Treasury information regarding their direct and indirect U.S. account holders and (b) certain other foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. The 30% withholding rate generally applies without regard to reduced rates of withholding or exemptions from withholding available under current law under treaties or existing statutory rules. Under some circumstances, a foreign owner may still be eligible to claim the benefit of such reduced withholding rates and exemptions through a claim for refund. Foreign financial institutions and other foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Proposed Treasury Regulations, upon which holders may rely, eliminate the FATCA withholding tax on gross proceeds, but such regulations are currently only in proposed form.

        FATCA does not replace the existing U.S. withholding tax regime, but the FATCA regulations contain coordination provisions to avoid double withholding on U.S.-source income. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the shares in light of such shareholder's specific circumstances.

        PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR COMMON SHARES, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT UNDER THEIR HOME COUNTRY LAWS.

Legislative or Other Actions Affecting REITs

Other Changes in the Tax Cuts and Jobs Act of 2017

        The TCJA significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders. To date, the IRS has issued only limited guidance with respect to certain provisions of the TCJA. There are numerous interpretative issues and ambiguities that still require guidance and that are not clearly addressed in the Conference Report that accompanied the TCJA. Technical corrections legislation is still needed to clarify certain of the new provisions and give proper effect to Congressional intent. There can be no assurance, however, that technical corrections or other legislative changes that may be needed to prevent unintended or unforeseen tax consequences will be enacted by Congress anytime soon. We cannot predict the long-term effect of the TCJA or any future law changes on REITs or their stockholders. Below is a brief summary of some of the key changes in the TCJA that directly impact REITs and their stockholders with respect to an investment in REITs. The changes described below are effective for taxable years beginning after December 31, 2017, unless otherwise noted. Investors should consult with their tax advisors regarding the effect of the TCJA on their particular circumstances (including the impact of other changes enacted as part of the TCJA that do not directly relate to REITs and that are not discussed here).

        Income Tax Rates.    Under the TCJA, the corporate income tax rate is reduced from a maximum marginal rate of 35% to a flat 21% rate. The reduced corporate income tax rate, which is effective for taxable years beginning after December 31, 2017, reduces some of the tax advantage that REITs have had relative to non-REIT C corporations. This reduced corporate income tax rate also applies to income earned by the Company's taxable REIT subsidiaries, however. The rate of U.S. federal withholding tax on distributions made to non-U.S. shareholders by a REIT that are attributable to gains from the sale or exchange of U.S. real property interests has also been reduced from 35% to 21%.

        The TJCA also reduced the highest marginal income tax rate applicable to individuals to 37% (excluding the 3.8% Medicare tax on net investment income). Individuals continue to pay a maximum 20% rate on long-term capital gains and qualified dividend income. However, the TCJA also allows non-corporate U.S. stockholders to deduct 20% of their dividends from REITs, excluding capital gain dividends and qualified dividend income (which continue to be subject to the 20% rate). As a result, the qualified dividend income received by an individual or other non-corporate U.S. shareholder in a REIT will be subject to a maximum effective U.S. federal income tax rate of 29.6%, compared with the previously effective rate of 39.6% (plus, in each case, the 3.8% Medicare tax on net investment income). The income tax rate changes applicable to individuals apply for taxable years beginning after December 31, 2017 and before January 1, 2026.

        Alternative Minimum Tax.    Effective for taxable years beginning after December 31, 2017, the TCJA permanently eliminated the corporate alternative minimum tax.

        Limitation on Deductibility of Business Interest.    Under the TCJA, in general, the deductibility of net interest for a business, other than certain small businesses, is limited to 30% of the business's adjusted taxable income (i.e., business taxable income computed without regard to business interest income or deductions, NOL deductions, any deduction for domestic production activities, or the 20% deduction for qualified business income). Interest that is disallowed can be carried forward indefinitely. A "real property trade or business" is permitted to elect to deduct 100% of its interest expense. That election is irrevocable. If such an election were made, the electing "real property trade or business" would be required to use the less favorable alternative depreciation system to depreciate real property used in the trade or business. A "real property trade or business" is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operation, management, leasing, or brokerage trade or business. For tax years beginning after December 31, 2017 and before January 1, 2022, the TCJA calculates adjusted taxable income using a tax EBITDA-based calculation. For tax years beginning January 1, 2022 and thereafter, the calculation of adjusted taxable income will not add back depreciation or amortization. There is no rule grandfathering existing debt. If the Company does not make the election or if the election is determined not to be available with respect to all or certain of its business activities, the new interest deduction limitation could result in the Company having more REIT taxable income and thus increase the amount of distributions it must make to comply with the REIT requirements and avoid incurring corporate level tax.

        Depreciation of Real Property.    The TCJA made no change to the modified accelerated cost recovery system recovery period for non-residential real property (39 years) and residential real property (27.5 years). Under the TCJA, the alternative depreciation system lives are as follows: 30 years for residential real property, 40 years for non-residential property, and 40 years for qualified improvement property (unless Congress passes technical correction legislation, in which case the life for qualified improvement property will be 20 years).

        Net Operating Loss Deduction.    Under amendments made by the TCJA to Section 172 of the Code, the deduction for any NOL carryforwards arising from losses sustained in taxable years beginning after December 31, 2017 is limited to 80% of REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely.

        Like-Kind Exchanges.    The TCJA modifies the like-kind exchange provisions by restricting the preferential tax treatment applicable to like-kind exchanges to exchanges of real property not held primarily for sale. Previously, the like-kind exchange provisions also applied to personal property not held for sale. Accordingly, any personal property included in a real property exchange no longer will qualify for deferred treatment under these provisions. This change applies to exchanges completed after December 31, 2017.

        Technical Terminations of Partnerships.    For tax years beginning January 1, 2018, the TCJA permanently repeals the technical termination rule for partnerships. The technical termination rule provided that a partnership (or limited liability company taxed as a partnership) terminated for tax purposes (and a new partnership is deemed to be created) if there was a sale or exchange of 50% or more of the total interest in the partnership (or LLC) capital and profits in a 12-month period.

Changes to the Bipartisan Budget Act of 2015.

        Effective for tax years beginning on or after January 1, 2018, under the Bipartisan Budget Act of 2015, liability is imposed on a partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners, but our partnerships may not qualify for those rules and the relevant partnership agreements may not authorize those transfers.

UNDERWRITING

        We are offering the common shares described in this prospectus supplement through a number of underwriters. Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. are the representatives of the underwriters. We have entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter severally has agreed to purchase the number of common shares listed next to its name in the following table:

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	4,000,000
Citigroup Global Markets Inc	4,000,000

Total	8,000,000

        The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the shares if they buy any of them. The underwriters will sell the shares to the public when and if the underwriters buy the shares from us.

        The underwriters initially will offer the shares to the public at the price specified on the cover page of this prospectus supplement. The underwriters may allow a concession of not more than $1.0605 per share to selected dealers. If all the shares are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms. The common shares are offered subject to a number of conditions, including:

  •
  receipt and acceptance of the common shares by the underwriters; and

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  the underwriters' right to reject orders in whole or in part.

        Option to Purchase Additional Shares.    We have granted the underwriters an option to purchase up to 1,200,000 additional common shares at the same price per share as they are paying for the shares shown in the table above. These additional shares would cover sales by the underwriters which exceed the total number of shares shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus supplement. To the extent that the underwriters exercise this option, each underwriter will purchase additional shares from us in approximately the same proportion as it purchased the shares shown in the table above.

        Discounts and Commissions.    The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts are shown assuming no exercise and full exercise of the underwriters' option to purchase additional shares.

	Paid by Us
	No Exercise	Full Exercise
Per Share	$1.7675	$1.7675

Total	$14,140,000	$16,261,000

        We estimate that the expenses of the offering to be paid by us, not including underwriting discounts and commissions, will be approximately $400,000.

        Listing.    Our common shares are listed on the New York Stock Exchange, under the symbol "LPT".

        Stabilization.    In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common shares, including:

  •
  stabilizing transactions;

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  short sales;

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  syndicate covering transactions and

  •
  purchases to cover positions created by short sales.

        Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common shares while this offering is in progress. Stabilizing transactions may include making short sales of our common shares, which involves the sale by the underwriters of a greater number of common shares than they are required to purchase in this offering, and purchasing common shares from us or on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' option to purchase additional shares referred to above, or may be "naked" shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our common shares in the open market after the distribution has been completed in order to cover syndicate short positions.

        The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares as referred to above.

        A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

        The representatives also may impose a penalty bid on underwriters and dealers participating in this offering. This means that the representatives may reclaim from any syndicate members or other dealers participating in the offering. The underwriting discount on shares sold by them and purchased by the representatives in stabilizing or short covering transactions.

        These activities may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result of these activities, the price of our common shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence the activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

        Lock-up Agreements.    We, our trustees and executive officers have entered into lock-up agreements with the underwriters. Under these agreements, subject to exceptions and except as disclosed below, we may not issue any new common shares, and those holders of shares may not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of or hedge any common shares or securities convertible into or exchangeable for common shares, or publicly announce the intention to do any of the foregoing, without the prior written consent of the representatives for a period of 60 days from the date of this prospectus supplement. This consent may be given at any time without public notice.

        Indemnification.    We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

        Online Offering.    A prospectus supplement with the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters participating in this offering. Other than the prospectus supplement with the accompanying prospectus in electronic format, the information on any such web site, or accessible through any such web site, is not part of the prospectus supplement or accompanying prospectus.

        Conflicts/Affiliates.    The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

        Affiliates of Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. are lenders under our Credit Facility. As described under "Use of Proceeds," we may use the net proceeds of this offering to repay borrowings outstanding from time to time under our Credit Facility. To the extent that we use a portion of the net proceeds of this offering to repay borrowings outstanding under our Credit Facility, these affiliates of our underwriters will receive their proportionate shares of any amount of our Credit Facility that is repaid with the net proceeds of this offering.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant

Member State of our common shares may be made at any time under the following exemptions under the Prospectus Directive:

  •
  To any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  To fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

  •
  In any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer or shares of our common stock shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to public" in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase our common shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU and includes any relevant implementing measure in the Relevant Member State.

        This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

        In the United Kingdom, this prospectus supplement is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus supplement or any of its contents.

Canada

        The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

LEGAL MATTERS

        Certain legal matters relating to common shares offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania and Saul Ewing Arnstein & Lehr LLP, Baltimore, Maryland, and for the underwriters by Hogan Lovells US LLP. Certain tax matters relating to the common shares will be passed upon for us by Cozen O'Connor P.C. In addition, Cozen O'Connor P.C. will serve as tax counsel for all purposes described in the accompanying prospectus.

 EXPERTS

        The consolidated financial statements of Liberty Property Trust and Liberty Property Limited Partnership appearing in Liberty Property Trust's and Liberty Property Limited Partnership's Annual Report (Form 10-K) for the year ended December 31, 2018 (including schedules appearing therein), and the effectiveness of Liberty Property Trust's and Liberty Property Limited Partnership's internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 (File No. 333-217495) with the Securities and Exchange Commission in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents filed by us at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at http://www.sec.gov.

        This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of or incorporated by reference in the registration statement for a copy of the contract or document.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus supplement the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the Securities and Exchange Commission will update and supersede this information.

        We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until this offering is completed:

  •
  the Annual Reports on Form 10-K of the Trust and the Operating Partnership for the year ended December 31, 2018 (including the portions of our Definitive Proxy Statement for our 2019 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 26, 2019, incorporated by reference therein) (File Nos. 001-13130 and 001-13132);

  •
  the Quarterly Reports on Form 10-Q of the Trust and the Operating Partnership for the fiscal quarters ended March 31, 2019 and June 30, 2019 (File Nos. 001-13130 and 001-13132);

  •
  the Current Reports on Form 8-K of the Trust and the Operating Partnership filed with the Securities and Exchange Commission on January 24, 2019, February 28, 2019, April 10, 2019, May 30, 2019 and June 27, 2019 (File Nos. 001-13130 and 001-13132); and

  •
  the description of the Trust's common shares contained in the Registration Statement on Form 8-A of the Trust registering the common shares under Section 12 of the Exchange Act, filed with the SEC on June 8, 1994 (File No. 001-13130).

        You may request a copy of these filings, at no cost, by contacting our Investor Relations department at:

650 East Swedesford Road
Wayne, Pennsylvania 19087
Telephone No: (610) 648-1700

PROSPECTUS

LIBERTY PROPERTY TRUST
COMMON SHARES OF BENEFICIAL INTEREST
PREFERRED SHARES OF BENEFICIAL INTEREST, DEPOSITARY SHARES, WARRANTS AND GUARANTIES
LIBERTY PROPERTY LIMITED PARTNERSHIP
DEBT SECURITIES

        Liberty Property Trust may offer its common shares of beneficial interest, preferred shares of beneficial interest, depositary shares representing interests in its preferred shares, warrants to purchase common shares and/or preferred shares, and guaranties of the debt securities of Liberty Property Limited Partnership. The Trust's common shares are listed on the New York Stock Exchange under the symbol "LPT."

        Liberty Property Limited Partnership may offer its debt securities in one or more series.

        We may offer the securities at prices and on terms to be set forth in one or more supplements to this prospectus. The securities may be offered directly, through agents on our behalf or through underwriters or dealers.

        The terms of the securities may include limitations on ownership and restrictions on transfer thereof as may be appropriate to preserve the status of the Trust as a real estate investment trust for United States federal income tax purposes.

        You should carefully read and consider the risk factors beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2016 and included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in the securities described in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described in this prospectus or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2017.

        NO DEALER, SALES PERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS.

PROSPECTUS

ABOUT THIS PROSPECTUS

        This prospectus describes certain securities of Liberty Property Trust, which is a real estate investment trust, and Liberty Property Limited Partnership, which is a limited partnership. We sometimes refer to the Trust and the Operating Partnership together, along with their subsidiaries and affiliates, using the words "we," "our" or "us," or as the "Company." This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus contains a general description of the securities we may offer. We will describe the specific terms of these securities, as necessary, in supplements that we attach to this prospectus for each offering. Each supplement will also contain specific information about the terms of the offering it describes. The supplements may also add, update or change information contained in this prospectus. In addition, as we describe below in the section entitled "Where to Find Additional Information," we have filed and plan to continue to file other documents with the SEC that contain information about us. Before you decide whether to invest in our securities, you should read this prospectus, the supplement that further describes the offering of those securities and the information we otherwise file with the SEC.

WHERE TO FIND ADDITIONAL INFORMATION

        We are required by federal securities laws to file certain information with the SEC. You can access this material on the SEC's Internet website, at http://www.sec.gov. You can also read and copy this material at the SEC's public reference room, located at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at (800) 732-0330 for information on how the public reference room operates. In addition, the common shares are listed on the NYSE, and you can obtain our reports, proxy statements and other information about us at the offices of the NYSE, located at 20 Broad Street, New York, New York 10005.

        We will also send you copies of the material we file with the SEC, free of charge, upon your request. Please call or write our Investor Relations department at:

500 Chesterfield Parkway
Malvern, Pennsylvania 19355
Telephone No.: (610) 648-1700

        The SEC allows us to "incorporate by reference" into this prospectus certain important information about us. This means that the information in this prospectus is not complete, and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, we may in the future file additional documents with the SEC. When filed, the information in these documents will update and supersede the current information in, and incorporated by reference in, this prospectus.

        We incorporate by reference the documents listed below, and any other documents we file with the SEC under Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934 until the offering described in this prospectus is completed:

  (a)
  The Annual Reports on Form 10-K of the Trust and the Operating Partnership for the fiscal year ended December 31, 2016 (File Nos. 001-13130 and 001-13132);

  (b)
  The Current Reports on Form 8-K of the Trust and the Operating Partnership (and amendments thereto) filed with the SEC on March 1, 2017 and March 28, 2017 (File Nos. 001-13130 and 001-13132); and

  (c)
  The description of the Trust's common shares contained in the Registration Statement on Form 8-A of the Trust registering the common shares under Section 12 of the Securities Exchange Act of 1934, filed with the SEC on June 8, 1994 (File No. 001-13130).

        This prospectus is part of our "shelf" registration statement. We have filed the registration statement with the SEC under the Securities Act of 1933 to register the securities that we may offer by this prospectus and any supplements. Not all of the information in the registration statement appears in this prospectus, or will appear in any supplement. For more detail, you can read the entire registration statement, and all of the exhibits filed with it, at the SEC's offices or website as described above.

        You should rely on the information that is in this prospectus and its supplements, or incorporated by reference. You should not, however, assume that the information that appears directly in this prospectus, or any supplement, is accurate or complete as of any date other than the date on the front cover of the document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 provides us with a "safe harbor" for forward-looking statements we make. This means that we may not be liable to our shareholders if the projections we make about our future operations or performance do not come true. Certain materials that we have filed or will file with the SEC, and that we incorporate by reference in this Prospectus, contain statements that are or will be forward-looking, such as statements relating rental operations, business and property development activities, joint venture relationships, acquisitions and dispositions (including related pro forma financial information), future capital expenditures, financing sources and availability, litigation and the effects of regulation (including environmental regulation) and competition. These forward-looking statements generally are accompanied by words such as "believes," "anticipates," "expects," "estimates," "should," "seeks," "intends," "planned," "outlook" and "goal" or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve important risks, uncertainties and other factors that could cause actual results to differ materially from the expected results and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of the Company. The Company assumes no obligation to update or supplement forward looking statements that become untrue because of subsequent events. These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants' business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, risks relating to the continued repositioning of the Company's portfolio, risks relating to construction and development activities, risks relating to acquisition and disposition activities, risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to joint venture relationships and any possible need to perform under certain guarantees that we have issued or may issue in connection with such relationships, risks related to properties developed by the Company on a fee basis, risks associated with tax abatement, tax credit programs, or other government incentives, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the Company and sensitivity of the Company's operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the Company's properties are located, the existence of complex regulations relating to status as a real estate investment trust ("REIT") and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation and the potential adverse impact of market interest rates on the market price for the Company's securities and other risks described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2016 and elsewhere in the materials incorporated by reference in this Prospectus. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

RISK FACTORS

        You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks are not the only ones facing the Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our results could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This Prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) documents we file with the SEC after the date of this prospectus and that are deemed incorporated by reference in this prospectus.

 THE COMPANY

        Liberty Property Trust (the "Trust") is a self-administered and self-managed Maryland real estate investment trust ("REIT") that is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties.

        On a consolidated basis, substantially all of the Trust's assets are owned directly or indirectly, and all of the Trust's operations are conducted directly or indirectly, by Liberty Property Limited Partnership (the "Operating Partnership"). The Trust is the sole general partner and also is a limited partner of the Operating Partnership. Substantially all of the Trust's assets are owned directly or indirectly, and substantially all of the Trust's operations are conducted directly or indirectly, by the Operating Partnership. Unless the context otherwise requires, as used in this prospectus, (i) the term "Operating Partnership" includes Liberty Property Limited Partnership and its subsidiaries (and, where the context indicates, its predecessor entities, Rouse & Associates, a Pennsylvania general partnership, and certain affiliated entities) and (ii) the term "Company" includes the Trust and the Operating Partnership.

        The Company's executive offices are located at 500 Chesterfield Parkway, Malvern, Pennsylvania 19355. The telephone number is (610) 648-1700. The Company maintains offices in each of its primary markets.

SECURITIES OFFERED BY THIS PROSPECTUS

Equity Securities of the Trust

        Using this prospectus, the Trust may offer from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering:

  •
  common shares of beneficial interest, $0.001 par value

  •
  preferred shares of beneficial interest, $0.001 par value

  •
  warrants to purchase preferred shares

  •
  warrants to purchase common shares

  •
  guaranties of debt securities issued by the Operating Partnership

        The Trust's preferred shares may, at the option of the Trust, be issued in the form of depositary shares evidenced by depositary receipts, and may be convertible into or exchangeable for common shares or other securities of the Trust or the Operating Partnership.

        The common shares, preferred shares, depositary shares, warrants to purchase common shares and preferred shares and any guaranties of the debt securities issued by the Operating Partnership are sometimes referred to in this prospectus, collectively, as "Trust Securities."

Debt Securities of the Operating Partnership

        Using this prospectus, the Operating Partnership may offer from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering, its debt securities, which may consist of

  •
  debentures

  •
  notes

  •
  other evidences of indebtedness

        These debt securities may have one or more of the following characteristics:

  •
  they may represent secured or unsecured obligations of the Operating Partnership

  •
  they may be either senior or subordinated

  •
  they may have the benefit of conditional or unconditional guaranties of the Trust

  •
  they may be convertible into or exchangeable for common shares, preferred shares, units of limited partnership interest of the Operating Partnership ("Units") and other Securities.

        The Debt Securities and Units are referred to in this prospectus, together with Trust Securities, as "Securities."

USE OF PROCEEDS

        Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, the net proceeds, if any, from the sale of the Securities offered by this prospectus will be used for general corporate purposes. These purposes may include, among other things, the following:

  •
  the acquisition or development of properties or other assets

  •
  the repayment of indebtedness.

        At the date of this prospectus, we do not consider any specific material proposed purchases of properties or other assets to be probable of completion. If, as of the date of any prospectus supplement, we have identified any probable purchases, we will describe these purchases in the prospectus supplement. The amount of Securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those Securities, will depend upon our funding requirements. If we elect at the time of an issuance of Securities to make different or more specific use of proceeds than described in this section, that use will be described in the prospectus supplement.

CERTAIN RATIOS

        Our ratios of earnings to fixed charges for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 were 3.78, 2.72, 2.03, 1.72, 1.85, respectively. Our ratios of earnings to combined fixed charges for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 were 3.77, 2.71, 2.02, 1.69, 1.70, respectively.

        The ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges were computed by dividing earnings by fixed charges and by combined fixed charges, respectively. For the purpose of these computations, earnings have been calculated by adding interest expense, depreciation expense on capitalized interest and amortization of deferred financing costs to income from continuing operations before equity in earnings of unconsolidated subsidiaries and after distribution of earnings from unconsolidated subsidiaries. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of deferred financing costs. Combined fixed charges consist of fixed charges plus distributions on preferred partnership units of the Operating Partnership.

DESCRIPTION OF DEBT SECURITIES

        The Debt Securities may be issued in one or more series under a senior indenture or a subordinated indenture (these indentures are sometimes referred to together as the "Indentures"). The Indentures are by and between the Operating Partnership and a Trustee, and are in the forms that have been filed as exhibits to the registration statement of which this prospectus is a part. The Indentures are subject to the terms of amendments or supplements which may be entered into from time to time.

Any amendments or supplements to the Indentures will be filed with the Commission as exhibits to or incorporated by reference in the registration statement.

        The following summaries of certain provisions of the Indentures are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures, including the definitions in the Indentures of certain terms. To the extent applicable to any particular series of Debt Securities, the terms that are capitalized, but not defined, in this prospectus shall have the respective meanings given to them in the Indenture applicable to those Debt Securities. Whenever defined terms or whole sections of the Indentures are summarized in this prospectus or in a prospectus supplement, it is intended, unless otherwise noted, that those defined terms shall be incorporated in this prospectus or in the prospectus supplement by reference. See "Special Terms Relating to Subordinated Debt Securities." Except as otherwise indicated, each reference to a section contained in this prospectus is to that section of each of the Indentures.

        The following describes certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the Debt Securities so offered, will be described in the prospectus supplement relating to those Debt Securities. The Operating Partnership is referred to as the "Issuer" for purposes of the following summary.

        The Issuer's rights and the rights of its creditors, including the holders of the Debt Securities offered pursuant to this prospectus, to participate in the assets of any subsidiary upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors except, subject to certain limitations, to the extent that the Issuer may itself be a creditor with recognized claims against the subsidiary.

General

        The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued under the Indentures, and provide that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be direct obligations, secured or unsecured, of the Issuer. The Senior Debt Securities issued under the senior indenture will rank on a parity with all other unsubordinated indebtedness of the Issuer. The Subordinated Debt Securities issued under the subordinated indenture will be subordinated and junior in right of payment to all Senior Indebtedness of the Issuer, to the extent and in the manner described in the subordinated indenture.

        Reference is made to the prospectus supplement relating to the particular series of Debt Securities offered under that prospectus supplement for the following terms, to the extent applicable:

  •
  the title and series of the Debt Securities;

  •
  any limit on the aggregate principal amount of the Debt Securities;

  •
  the price or prices at which the Debt Securities will be issued, which will be expressed as a percentage of the aggregate principal amount of the Debt Securities;

  •
  the date or dates on which the Debt Securities will mature, or the method or methods, if any, by which the date or dates shall be determined;

  •
  the annual rate or rates, either fixed or variable, at which the Debt Securities will bear interest, if any, or the method or methods, if any, by which the rate or rates are to be determined;

  •
  the date or dates from which interest, if any, on the Debt Securities will accrue or the method or methods, if any, by which the date or dates are to be determined, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence and the Regular Record Dates for these Interest Payment Dates, if any;

  •
  the dates, if any, on which, and the price or prices at which the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or purchase fund provisions, be redeemed by the Issuer or otherwise, and the other detailed terms and provisions of any such sinking fund or purchase fund;

  •
  the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which, the Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Issuer, the holder thereof or otherwise, and the other detailed terms and provisions of such optional redemption;

  •
  the extent to which any of the Debt Securities will be issuable in temporary or permanent global form with or without coupons and, if so, the identity of the depositary for this global Debt Security, and the manner in which any interest payable on a temporary or permanent global Debt Security will be paid;

  •
  the denomination or denominations in which the Debt Securities are authorized to be issued;

  •
  whether any of the Debt Securities will be issued in bearer form and, if so, any limitations on the issuance or conversion of the bearer Debt Securities, including as to exchange for registered Debt Securities of the same series;

  •
  information with respect to book-entry procedures;

  •
  whether any of the Debt Securities will be issued as Original Issue Discount Securities (as defined below);

  •
  the place or places where, subject to the terms of the related Indenture, the principal of and interest on, and any other applicable amounts payable in respect of, the Debt Securities shall be payable, and where the Debt Securities may be presented for registration of transfer, exchange or conversion and where notices or demands to or upon the Issuer in respect of the Debt Securities may be served;

  •
  the currencies or currency units in which the Debt Securities are issued and in which the principal of, interest on and additional amounts, if any, in respect of the Debt Securities will be payable;

  •
  whether the amount of payments of principal of, and interest and additional amounts, if any, on the Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices) and the manner in which these amounts shall be determined;

  •
  whether the Issuer or a holder may elect payment of the principal of or interest on the Debt Securities in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, this election may be made, and the time and manner of determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the Debt Securities are denominated or stated to be payable and the currency, currencies, currency unit or units or composite currency or currencies in which the Debt Securities are to be so payable;

  •
  the identity of the Trustee, and if other than the applicable Trustee, the identity of each Security Registrar, Paying Agent and Authenticating Agent and the designation of the initial Exchange Rate Agent, if any;

  •
  if applicable, the defeasance of certain obligations by the Issuer pertaining to the Debt Securities;

  •
  the person to whom any interest on any registered Debt Security of the series shall be payable, if other than the person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the person to whom, any interest on any bearer Debt Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid if other than in the manner provided in the related Indenture;

  •
  whether and under what circumstances the Issuer will pay additional amounts (the term "interest," as used in this prospectus, shall include such additional amounts) on the Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the related Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Issuer will have the option to redeem the Debt Securities rather than pay these additional amounts (and the terms of any such option);

  •
  any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer with respect to any of the Debt Securities, whether or not these Events of Default or Covenants are consistent with Events of Default or Covenants set forth in the Indenture;

  •
  whether the Debt Securities shall be convertible into or exchangeable for other Securities and, if so, the terms of any such conversion or exchange and the terms of these other Securities;

  •
  any other terms of the series, which will not be inconsistent with the provisions of the applicable Indenture; and

  •
  the terms of any guaranties, which may be conditional. The prospectus supplement relating to any particular guaranty offered by that prospectus supplement will include any additional terms of the guaranty, including the rank in priority and any covenants applicable to the guaranty.

        Debt Securities may be issued as "Original Issue Discount Securities" to be sold at a discount below their principal amount. This discount may be substantial. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of the Original Issue Discount Security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of the Debt Security and the applicable Indenture, but will be an amount less than the amount payable at the maturity of that Original Issue Discount Security. All material federal income tax, accounting and other considerations applicable to that Original Issue Discount Security will be described in the prospectus supplement relating thereto.

        Except as described below under "Merger, Consolidation or Sale" or as indicated in the applicable prospectus supplement, the Indentures do not contain any provisions that would limit the ability of the Issuer to incur indebtedness or that would afford holders of Debt Securities protection in the event of:

  •
  a highly leveraged or similar transaction involving the Issuer, the Trust as the sole general partner of the Issuer or any affiliate of either such party;

  •
  a change of control of the Company; or

  •
  a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of Debt Securities.

        However, certain restrictions on the ownership and transfer of the common shares and the preferred shares designed to preserve the Trust's status as a REIT may act to prevent or hinder a change of control. The Issuer and its management have no present intention of engaging in a transaction which would result in the Issuer being highly leveraged or that would result in a change of control.

Registration, Transfer, Payment and Paying Agent

        Unless otherwise indicated in the applicable prospectus supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that the Issuer may also issue Debt Securities in bearer form only, or in both registered and bearer form.

        Debt Securities issued in bearer form shall have interest coupons attached, unless issued as Original Issue Discount Securities. Debt Securities in bearer form shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than through offices, located outside the United States, of certain United States financial institutions.

        As used in this prospectus, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust, the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Debt Securities in bearer form will be subject to certification procedures and may be affected by certain limitations under United States tax laws. These procedures and limitations will be described in the prospectus supplement relating to the offering of the Debt Securities in bearer form.

        Unless otherwise indicated in the applicable prospectus supplement, Debt Securities will be issued in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer, exchange or conversion of the Debt Securities but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Unless otherwise described in the applicable prospectus supplement, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, transfer of the Debt Securities will be registerable, and, if applicable, any Convertible Debt Securities (as defined below) will be convertible, at the office or agency of the Issuer maintained for that purpose, as the Issuer may designate from time to time. Alternatively, at the option of the Issuer, payments of interest may be made by check mailed to the address appearing in the Security Register (as defined below) of the person in whose name the registered Debt Security is registered at the close of business on the applicable Regular Record Date(s).

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on, Debt Securities in bearer form will be made payable, subject to any applicable laws and regulations, at the office outside the United States as specified in the prospectus supplement and as the Issuer may designate from time to time. These payments may be made, at the option of the holder, either by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest and certain additional amounts on Debt Securities in bearer form will be made only against surrender of the coupon relating to the applicable Interest Payment Date. No payment with respect to any Debt Security in bearer form will be made at any office or agency of the Issuer in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Merger, Consolidation or Sale

        The Issuer may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that in any of these events:

            (i)  either the Issuer shall be the continuing entity, or the successor entity shall be an entity organized and existing under the laws of the United States or a State thereof. In the latter case, the successor entity shall expressly assume:

    •
    the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and any interest on, all of any series of Debt Securities, according to their tenor; and

    •
    the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed by the Issuer.

        These assumptions shall be made by supplemental indenture, complying with the provisions of the Indentures relating to supplemental indentures, satisfactory to the Trustee, executed and delivered to the Trustee by the successor entity;

           (ii)  immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of the Issuer or any Subsidiary as a result of the transaction as having been incurred by the Issuer or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

          (iii)  an officer's certificate and legal opinion covering these conditions shall be delivered to the Trustee (Sections 801 and 803).

Certain Covenants

        The Indentures contain various covenants including the following:

        Existence.    Except as described under "Merger, Consolidation or Sale," above, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (by partnership agreement and statute) and franchises; provided, however, that the Issuer shall not be required to preserve any right or franchise if it determines that the preservation of the right or franchise is no longer desirable in the conduct of its business and that the loss of the right or franchise is not disadvantageous in any material respect to the Holders of Debt Securities (Section 1005).

        Maintenance of Properties.    The Issuer will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary (as defined below) to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of these properties, all as in the judgment of the Issuer may be necessary so that the business carried on in connection with these properties may be properly and advantageously conducted at all times; provided, however, that the Issuer and its Subsidiaries shall not be prevented from selling or otherwise disposing of for value their respective properties in the ordinary course of business (Section 1006).

        Insurance.    The Issuer will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having an A.M. Best policy holder's rating of not less than A-V (Section 1007).

        Payment of Taxes and Other Claims.    The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent: (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the

Issuer or any Subsidiary; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which the Issuer has set apart and maintains an adequate reserve (Section 1008).

        Provision of Financial Information.    Whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act, the Issuer will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the Commission pursuant to such Sections 13 or 15(d) if the Issuer were so subject (the "Financial Information"), such documents to be filed with the Commission on or prior to the required filing dates by which the Issuer would have been required so to file such documents if the Issuer were so subject. The Issuer also will in any event (unless the documents comprising the Financial Information are available on the Commission's Electronic Data Gathering, Analysis and Retrieval System (or successor system)):

            (i)  within 15 days of the applicable required filing date:

    •
    transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to these Holders, copies of the Financial Information; and

    •
    file with the Trustee copies of the Financial Information, and

           (ii)  if filing these documents by the Issuer with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of these documents to any prospective Holder (Section 1009).

        As used in the Indentures and the description thereof in this prospectus:

        "Security Register" means a register maintained at a place of payment for the registration and transfer of the Debt Securities.

        "Subsidiary" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having the voting power for the election of directors, general partners, managers or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Additional Covenants and/or Modification to the Covenants Described Above

        Any additional covenants of the Issuer and/or modifications to the covenants described above with respect to any Debt Securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be described in the applicable Indenture or an applicable supplemental indenture and described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

        When used in the Indenture, the term "Event of Default" means, whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, any one of the following events:

  •
  default in the payment of any interest upon any series of Debt Securities when such interest becomes due and payable, and continuance of this default for a period of 30 days;

  •
  default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security when it becomes due and payable at its Maturity Date or by declaration of acceleration, notice of redemption or otherwise;

  •
  default in the performance, or breach, of any covenant or warranty of the Issuer in the Indentures with respect to any Debt Security (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the relevant section of the Indentures specifically dealt with), and continuance of this default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the affected series of Debt Securities, a written notice specifying the default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture;

  •
  with respect to any Securities issued after the date of this prospectus, a default under any bond, debenture, note or other evidence of indebtedness of the Company, or under any mortgage, indenture or other instrument of the Company (including a default with respect to Debt Securities of any series other than that series) under which there may be issued or by which there may be secured any indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor on a full recourse basis) whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Indenture; or

  •
  certain events of bankruptcy, insolvency or reorganization (Section 501).

        If an Event of Default under the Indentures with respect to any series of Debt Securities at the time outstanding occurs and is continuing (other than Events of Default arising in connection with certain events of bankruptcy, insolvency or reorganization), then in every such case the Trustee or the Holders of not less than 25% of the principal amount of the outstanding Debt Securities of the series may declare the principal amount and premium (if any) and accrued interest on all the Debt Securities of such series to be due and payable immediately by written notice thereof to the Issuer (and to the Trustee if given by the Holders).

        However, at any time after such a declaration of acceleration with respect to the Debt Securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the outstanding Debt Securities of the affected series may rescind and annul such declaration and its consequences if (a) the Issuer shall have deposited with the Trustee all required payments of the principal of (and premium or

Make-Whole Amount, if any) and interest on the Debt Securities of such series, plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default with respect to the Debt Securities of such series, other than the non-payment of principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. In the event of a declaration of acceleration because an Event of Default as described in the fourth item of the preceding list has occurred and is continuing, such declaration shall be automatically rescinded and annulled if the default triggering such Event of Default (along with any other defaults caused thereby) shall be remedied or cured by the Issuer or its relevant Subsidiary or waived by the holders of such indebtedness within 60 days after such declaration of acceleration. Upon the occurrence of an Event of Default arising in connection with certain events of bankruptcy, insolvency or reorganization, the principal of, premium, if any, and accrued interest on all Debt Securities of such series then outstanding shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder (Section 502).

        The Trustee will be required to give notice to the Holders of the Debt Securities of the affected series within 90 days of the occurrence of a default under the Indentures unless the default shall have been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of the Debt Securities of the affected series of any default (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of such series) if and so long as specified responsible officers of the Trustee determine in good faith that the withholding of such notice is in the interest of such Holders; provided, that in the case of any default or breach of a covenant or warranty under the Indentures as described in the third item of the preceding list, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For purposes of this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default under the Indentures with respect to the Debt Securities of such series (Section 601).

        The Indentures provide that no Holder of Debt Securities may institute any proceedings, judicial or otherwise, with respect to the Indentures or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the outstanding Debt Securities of any series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities of the affected series on the respective due dates thereof (Section 508).

        Defaults (except a default in the payment of principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of any series or default with respect to a covenant or provision which cannot be modified under the terms of the Indentures without the consent of each Holder affected) may be waived by the Holders of not less than a majority of principal amount of the then outstanding Debt Securities of the affected series, upon the conditions provided in the Indentures (Section 513).

        Subject to provisions in the Indentures relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any Holders of any series of Debt Securities then outstanding under the Indenture, unless these Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon such Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of the

Debt Securities of the affected series not joining therein and the Trustee may take any other action it deems proper not inconsistent with such direction (Section 512).

        Within 120 days after the close of each fiscal year, the Issuer will be required to deliver to the Trustee a certificate, signed by one of several specified officers of the Issuer, stating whether or not such officer has knowledge of any default under the Indentures and, if so, specifying each such default and the nature and status thereof (Section 1010).

Modification of the Indenture

        Modifications and amendments of each Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all of the Debt Securities issued under that Indenture. In addition, the Holders of not less than a majority in principal amount of the Debt Securities have the right to waive compliance by the Issuer with certain covenants in the Indentures. However, no such modification or amendment may, without the consent of the Holder of each Debt Security affected thereby:

  •
  change the stated maturity of the principal of (or premium or Make-Whole Amount, if any, on), or any installment of interest on, any such Debt Security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of Debt Securities, or adversely affect any right of repayment of the Holder of any Debt Securities;

  •
  change the place of payment, or the coin or currency, for payment of principal or premium, if any, or interest on the Debt securities;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to the Debt Securities on or after the stated maturity of the Debt Securities;

  •
  reduce the above-stated percentage in principal amount of outstanding Debt Securities the consent of whose Holders is necessary to modify or amend the Indenture, for any waiver with respect to the Debt Securities, or to waive compliance with certain provisions of the Indentures or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions of the Indentures may not be modified or waived without the consent of the Holder of each Debt Security of all series under both Indentures (Section 902).

  •
  make any Debt Securities payable in money other than that stated in the definitive notes representing those Debt Securities

  •
  make any change that adversely affects the right to convert or exchange any Convertible Debt Securities

  •
  make any change to the provisions of either of the Indentures regarding subordination and seniority of the Debt Securities that adversely affects the rights of any Holders of Debt Securities outstanding under that Indenture.

        Modifications and amendments of each of the Indentures are permitted to be made by the Issuer and the Trustee without the consent of any Holder for any of the following purposes:

  •
  to evidence the succession of another person to the Issuer as obligor under the Indenture;

  •
  to add to the covenants of the Issuer for the benefit of the Holders of Debt Securities or to surrender any right or power conferred upon the Issuer in the Indenture;

  •
  to add Events of Default for the benefit of the Holders of Debt Securities;

  •
  to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of Debt Securities in any material respect;

  •
  to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when the outstanding Debt Securities are not entitled to the benefit of such provision;

  •
  to secure the Debt Securities;

  •
  to establish the form or terms of the Debt Securities and any related coupons as permitted by the Indenture;

  •
  to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Debt Securities or facilitate the administration of the trust under the Indenture by more than one Trustee;

  •
  to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action is not inconsistent with the provisions of the Indenture and shall not adversely affect the interests of Holders of Debt Securities in any material respect; or

  •
  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of Debt Securities, provided that such action shall not adversely affect the interests of the Holders of Debt Securities in any material respect (Section 901).

        Each of the Indentures contain provisions for convening meetings of the Holders of the Debt Securities of any series (Section 1501). A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Issuer or the Holders of at least 10% in principal amount of the outstanding Debt Securities of that series, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the Holder of each Debt Security of such series affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the outstanding Debt Securities of such series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specific percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened and at which a quorum is present by the affirmative vote of the Holders of the specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of the Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons entitled to vote such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum (Section 1504).

        Notwithstanding the foregoing provisions, each of the Indentures provides that if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or the Holders of such series and the other series: (i) there shall be no minimum quorum requirement for such meeting; and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Discharge, Defeasance and Covenant Defeasance

        The Issuer will be permitted under each of the Indentures to discharge certain obligations to the Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation by irrevocably depositing with the Trustee, in trust, funds in the currency in which the Debt Securities of that series are payable in an amount sufficient to pay the entire indebtedness on the Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit, if the Debt Securities have become due and payable, or to the stated Maturity Date or redemption date, as the case may be.

        Each of the Indentures will also provide that the Issuer may elect either:

  •
  to defease and be discharged from any and all obligations with respect to any series of Debt Securities other than the obligations to register the transfer or exchange of the Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust ("defeasance") (Section 1402); or

  •
  to be released from its obligations with respect to that series of Debt Securities under certain sections of Article Ten of the Indenture relating to limitations on the incurrence of Debt, maintenance of Unencumbered Total Asset Value, existence of the Issuer, maintenance of the Issuer's properties, insurance, payment of taxes and other claims and provision of financial information.

        In either case, any omission to comply with such obligations shall not constitute an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), so long as, in either case, the Issuer irrevocably deposits with the Trustee, in trust, of an amount, in the currency in which the affected Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to the Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities or analogous payments thereon, on the scheduled due dates therefor.

        Such a trust may only be established if, among other things, the Issuer has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of the affected Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and this opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture (Section 1404).

        "Government Obligations" means securities which are: (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

        In the event the Issuer effects covenant defeasance with respect to any Debt Securities and those Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in the third item listed under "Events of Default, Notice and Waiver" with respect to certain specified sections of Article Ten of the Indentures (which sections would no longer be applicable to those Debt Securities as a result of such covenant defeasance) the amount in such currency in which those Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on those Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on those Debt Securities at the time of the acceleration resulting from the Default. However, the Issuer would remain liable to make payment of such amounts due at the time of acceleration.

Outstanding Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, in determining whether the holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under an Indenture:

  •
  the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for these purposes shall be that portion of the principal amount thereof that could be declared to be due and payable pursuant to the terms of the Original Issue Discount Security as of the date of such determination;

  •
  the principal amount of any Indexed Security shall be the principal face amount of the Indexed Security determined on the date of its original issuance; and

  •
  any Debt Security owned by the Issuer or any obligor on such Debt Security, or any Affiliate of the Issuer or such other obligor, shall be deemed not to be outstanding.

Special Terms Relating to Subordinated Debt Securities

        Upon any distribution of assets of the Issuer resulting from any dissolution, winding up, liquidation or reorganization, payments on Subordinated Debt Securities are to be subordinated, to the extent provided in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness, but the obligation of the Issuer to make payments on the Subordinated Debt Securities will not otherwise be affected. No payment on Subordinated Debt Securities may be made at any time when there is a default in the payment of any principal, premium, interest, Additional Amounts or sinking fund of or on any Senior Indebtedness. Holders of Subordinated Debt Securities will be subrogated to the rights of holders of Senior Indebtedness to the extent of payments made on Senior Indebtedness upon any distribution of assets in any such proceedings out of the distributive shares of Subordinated Debt Securities. By reason of this subordination, in the event of a distribution of assets upon insolvency, certain creditors of the Issuer may recover more, ratably, than holders of Subordinated Debt Securities.

        The prospectus supplement relating to any Subordinated Debt Securities will describe the aggregate amount of Senior Indebtedness outstanding as of the most recent date practicable and any limitations on the issuance of additional Senior Indebtedness. As of the date of this prospectus, there is no limitation on the amount of Senior Indebtedness that may be issued by the Trust or the Operating Partnership.

Conversion or Exchange

        The holders of Debt Securities of a specified series that are convertible into or exchangeable for other Securities ("Convertible Debt Securities") will be entitled at certain times specified in the prospectus supplement relating to those Convertible Debt Securities, subject to prior redemption, exchange, repayment or repurchase, to convert or exchange any Convertible Debt Securities of that series into such other Securities, at the conversion price set forth in the applicable prospectus supplement, subject to adjustment and to such other terms as are set forth in that prospectus supplement. Any such conversion or exchange of Convertible Debt Securities will be further subject to the applicable terms and conditions set forth in the applicable Indenture, as supplemented or amended from time to time.

Optional Redemption

        Except as otherwise provided in the applicable prospectus supplement, the Debt Securities of any series may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of: (i) the principal amount of the Debt Securities being redeemed plus accrued interest thereon to the redemption date; and (ii) the Make-Whole Amount (as defined below), if any, with respect to such Debt Securities (the "Redemption Price").

        If notice of redemption has been given as provided in the applicable Indenture and funds for the redemption of any Debt Securities called for redemption shall have been made available on the redemption date referred to in such notice, such Debt Securities will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Debt Securities from and after the redemption date will be to receive payment of the Redemption Price upon surrender of such Debt Securities in accordance with such notice.

        Notice of any optional redemption of any Debt Securities will be given to Holders at their addresses, as shown in the security register for the Debt Securities, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and principal amount of the Debt Securities held by such Holder to be redeemed.

        If all or less than all of the Debt Securities of any series are to be redeemed at the option of the Issuer, the Issuer will notify the Trustee at least 45 days prior to giving notice of redemption (or any shorter period that is satisfactory to the Trustee) of the aggregate principal amount of Debt Securities to be redeemed, if less than all of the Debt Securities of any series are to be redeemed, and their redemption date. If less than all of the Debt Securities of any series are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, no less than 60 days prior to the date of redemption, the Debt Securities of such series to be redeemed.

        Neither the Issuer nor the Trustee shall be required to: (i) issue, register the transfer of or exchange Debt Securities during a period beginning at the opening of business 15 days before any selection of Debt Securities to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Securities, or portion thereof, called for redemption, except the unredeemed portion of any Debt Securities being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Securities that have been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Securities not to be so repaid (Section 305).

        As used herein:

        "Make-Whole Amount" means, in connection with any optional redemption of any Debt Securities, the excess, if any, of: (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined below) (determined on the third Business Day preceding the date notice of such redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (ii) the aggregate principal amount of the Debt Securities being redeemed.

        "Reinvestment Rate" means the yield on Treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption, and rounded to the nearest month) to stated maturity of the principal being redeemed (the "Treasury Yield"), plus 0.25%, unless such percentage is otherwise provided in the applicable prospectus supplement. For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release (as defined below) under the heading "Week Ending" for "U.S. Government Securities—Treasury Constant Maturities" with a maturity equal to such remaining life; provided, that if no published maturity exactly corresponds to such remaining life, then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Issuer.

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Issuer.

Global Debt Securities

        The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a global Debt Security may not be transferred except as a whole by the depositary for that global Debt Security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or any such nominee to a successor of that depositary or a nominee of such successor.

        The specific terms of the depositary arrangement with respect to a series of global Debt Securities, and certain limitations and restrictions relating to a series of bearer global Debt Securities, will be described in the prospectus supplement relating to that series.

Book-Entry System

        Certain series of Debt Securities may be represented by a single fully registered note in book-entry form, or global note, registered in the name of a nominee of The Depository Trust Company ("DTC"). The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and transfers in the global notes. Upon issuance, each series of Debt Securities that is represented by a global note will be issued only in the form of a global note which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for Debt Securities of the appropriate series in definitive form under the limited circumstances described below, a global note may not be transferred except as a whole by: (i) DTC to a nominee of DTC; (ii) a nominee of DTC to DTC or another nominee of DTC; or (iii) DTC or any such nominee to a successor or a nominee of that successor.

        Ownership of beneficial interests in a global note will be limited to persons that have accounts with DTC for that global note ("participants") or persons that may hold interests through participants. Upon the issuance of a global note, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by the global note beneficially owned by those participants. Ownership of beneficial interests in these global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global notes.

        So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by that global note for all purposes under the Indenture. Except as described below, owners of beneficial interests in a global note will not be entitled to have Debt Securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of those Debt Securities in certified form and will not be considered the registered owners or Holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a Holder under the Indenture. The Issuer understands that under existing industry practices, if the Issuer requests any action of Holders or if an owner of a beneficial interest in a global note desires to give or take any action that a Holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal and interest payments on interests represented by a global note will be made to DTC or its nominee, as the case may be, as the registered owner of that global note. None of the Issuer, the Trustee or any agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        The Issuer expects that DTC, upon receipt of any payment of principal or interest in respect of a global note, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such global note as shown on the records of DTC. The Issuer also expects that payments by participants to owners of beneficial interests in the global notes held through these participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of these participants.

        If DTC is at any time unwilling or unable to continue as depositary for Debt Securities represented by a global note and the Issuer fails to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, the Issuer will issue such Debt Securities in definitive from in exchange for the global notes. Any Debt Securities issued in definitive form in exchange for the global notes will be registered in such name or names, and will be issued in denominations of $1,000 and such integral multiples thereof, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global notes.

        DTC has advised the Issuer of the following information regarding DTC. DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DESCRIPTION OF GUARANTIES

        The Trust may fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guaranty and the indenture or supplement thereto. In case of the failure of the Operating Partnership punctually to pay any principal, premium or interest on any guaranteed debt security, the Trust will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Operating Partnership. The particular terms of the guaranty, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities and the applicable form of note.

DESCRIPTION OF PREFERRED SHARES

General

        The rights, preferences, privileges and restrictions of the preferred shares in respect of which this prospectus is delivered shall be described in the prospectus supplement relating to those preferred shares. Among the terms of the preferred shares which may be specified in the related prospectus supplement are the following:

  •
  the annual dividend rate, if any, or the means by which the dividend rate may be calculated, including without limitation the possibility that the rate of the dividends may bear an inverse relationship to some index or standard;

  •
  the date or dates from which dividends shall accrue and the date or dates on which dividends shall be paid and whether dividends shall be cumulative;

  •
  the price at which and the terms and conditions on which the series of preferred shares described in the prospectus supplement may be redeemed, including the period of time during which the shares may be redeemed, any premium to be paid over and above the par value of the preferred shares, and whether and to what extent accumulated dividends on the preferred shares will be paid upon the redemption of the shares;

  •
  the liquidation preference, if any, over and above the par value of the preferred shares and whether and to what extent the holders of the shares shall be entitled to accumulated dividends in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Trust;

  •
  whether the preferred shares shall be subject to the operation of a retirement or sinking fund and, if so, a description of the operation of the retirement or sinking fund;

  •
  the terms and conditions, if any, on which the preferred shares may be convertible into, or exchangeable for, shares of any other class or classes of equity interests in the Trust, including the price or rate of conversion or exchange and the method for effecting the conversion or exchange, provided that no preferred shares will be convertible into shares of a class that has superior rights or preferences as to dividends or distribution of assets of the Trust upon the voluntary or involuntary dissolution or liquidation of the Trust;

  •
  a description of the voting rights, if any, of the preferred shares; and

  •
  other preferences, rights, qualifications or restrictions or material terms of the preferred shares.

        The Maryland REIT Law and the Trust's Declaration of Trust provide that no shareholder shall be personally liable for any obligation of the Trust. The Trust's Declaration of Trust and By-laws further provide that the Trust shall indemnify each shareholder against any claim or liability to which the holder may become subject by reason of being or having been a shareholder, and that the Company shall reimburse each shareholder for all legal or other expenses reasonably incurred by the holder in connection with any such claim or liability. It should be noted, however, that with respect to tort claims, claims for taxes and certain statutory liabilities, shareholders may, in some jurisdictions, be personally liable to the extent that these claims are not satisfied by the Company. Because the Company will carry public liability insurance in amounts that it considers adequate, any risk of personal liability to shareholders will be limited to situations in which the Company's assets, together with its insurance coverage, would be insufficient to satisfy the claims against the Company and the shareholders, or in which the claim is not covered by the Company's liability insurance policies.

        The description of the foregoing provisions of the preferred shares as set forth in the related prospectus supplement is only a summary, is not complete and is subject to, and is qualified in its entirety by, reference to the definitive Articles Supplementary to the Trust's Declaration of Trust relating to that series of preferred shares. In connection with any offering of preferred shares, the Articles Supplementary will be filed with the Commission as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

Rank

        Unless otherwise specified in the applicable prospectus supplement, each series of preferred shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank:

  •
  senior to all classes or series of common shares, and to all equity securities ranking junior to that series of preferred shares;

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  on a parity with all equity securities issued by the Trust the terms of which specifically provide that those equity securities rank on a parity with that series of preferred shares; and

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  junior to all equity securities issued by the Trust the terms of which specifically provide that those equity securities rank senior to that series of preferred shares.

        For these purposes, the term "equity securities" does not include convertible debt securities.

Dividends

        Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees of the Trust, out of assets of the Trust legally available for payment, cash dividends, or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear in the shareholder records of the Trust at the close of business on the record dates as shall be fixed by the Board of Trustees.

        Dividends on any series of preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Board of Trustees fails to declare a dividend payable on a dividend payment date on any series of preferred shares for which dividends are non-cumulative, then the holders of that series of preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and the Trust will have no obligation to pay the dividend accrued for that period, whether or not dividends on the series are declared payable on any future dividend payment date.

        Unless otherwise specified in the prospectus supplement, if any preferred shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on any capital shares of the Trust of any other series ranking, as to dividends, on a parity with or junior to the preferred shares of that series for any period unless (i) if the series of preferred shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the preferred shares of that series for all past dividend periods and the then current dividend period or (ii) if the series of preferred shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment on the preferred shares of that series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with the preferred shares of that series, all dividends declared upon preferred shares of that series and any other series of preferred shares ranking on a parity as to dividends with the preferred shares shall be declared pro rata so that the amount of dividends declared per share of preferred shares of that series and the other series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred shares of that series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) and the other series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless (i) if the series of preferred shares has a cumulative dividend, full cumulative dividends on the preferred shares of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if the series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in common shares or other capital shares ranking junior to the preferred shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the common shares, or any other capital shares of the Trust ranking junior to or on a parity with the preferred shares of that series as to dividends or upon liquidation, nor shall any common shares, or any other capital shares of the Trust ranking junior to or on a parity with the preferred shares of that series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other capital shares of the Trust ranking junior to the preferred shares of that series as to dividends and upon liquidation).

Redemption

        If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at the option of the Trust, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.

        The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of those preferred shares that shall be redeemed by the Trust in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of capital shares of the Trust, the terms of those preferred shares may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares shall automatically and mandatorily be converted into the applicable capital shares of the Trust pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, unless (i) if the series of preferred shares has a cumulative dividend, full cumulative dividends on all preferred shares of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period and (ii) if the series of preferred shares does not have a cumulative dividend, full dividends of the preferred shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no preferred shares of any series shall be redeemed unless all outstanding preferred shares of that series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series. In addition, unless (i) if the series of preferred shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of preferred shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividends periods and the then current dividend period, and (ii) if the series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Trust shall not purchase or otherwise acquire directly or indirectly any preferred shares of that series (except by conversion into or exchange for capital shares of the Trust ranking junior to the preferred shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series.

        If fewer than all of the outstanding preferred shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Trust and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Trust.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares of any series to be redeemed at the address shown on the share transfer books of the Trust. Each notice shall state:

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  the redemption date;

  •
  the number and series of preferred shares to be redeemed;

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  the place or places where the preferred shares are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

  •
  the date upon which the holder's conversion rights, if any, as to such shares shall terminate.

        If fewer than all of the preferred shares of any series are to be redeemed, the notice mailed to each holder of shares of that series shall also specify the number of preferred shares to be redeemed from that holder. If notice of redemption of any preferred shares has been given and if the funds necessary for redemption have been set aside by the Trust from and after the redemption date dividends will cease to accrue on those preferred shares, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of capital shares of the Trust ranking junior to the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, the holders of each series of preferred shares shall be entitled to receive out of the assets of the Trust legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of the remaining assets of the Trust. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all shares of other classes or series of capital shares of the Trust ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions shall have been made in full to all holders of preferred shares, the remaining assets of the Trust shall be distributed among the holders of any other classes or series of capital shares ranking junior to the preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of the Trust with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

Voting Rights

        Holders of preferred shares will not have any voting rights except as indicated in the applicable prospectus supplement.

Conversion Rights

        The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement relating to that series. These terms will include the number of common shares into which the preferred shares are convertible, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that series of preferred shares.

Shareholder Liability

        As discussed above under "Description of Preferred Shares—General," applicable Maryland law provides that no shareholder, including holders of preferred shares, shall be personally liable for the acts and obligations of the Trust and that the funds and property of the Trust shall be the only recourse for such acts or obligations.

Restrictions on Ownership

        For the Trust to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), the issued and outstanding common shares and preferred shares (together, the "Shares"), taken as a whole, must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. In addition, not more than 50% of the value of the issued and outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include as one individual certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

        Because the Board of Trustees believes it is essential for the Trust to continue to qualify as a REIT, the Trust's Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5.0% (the "Ownership Limit") of the number or value of the issued and outstanding Shares. The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service (the "IRS"), an opinion of counsel, or other evidence satisfactory to the Board of Trustees, and upon any other conditions as the Board of Trustees may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of this exemption, the intended transferee must give written notice to the Trust of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit. The Board of Trustees may require any opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Any transfer of Shares that would (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit, (ii) result in the Shares being owned by fewer than 100 persons or (iii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to qualify, or to continue to qualify, as a REIT.

        Any purported transfer of Shares that would (i) result in a person owning Shares in excess of the Ownership Limit, (ii) cause the Trust to become "closely held" under Section 856(h) of the Code or (iii) cause the Shares to be owned by fewer than 100 persons and is not otherwise permitted as provided above will result in those of the transferred Shares which cause any of the events in clauses (i) through (iii) above to occur to become excess shares ("Excess Shares"), which will be transferred by operation of law to the Trust as trustee for the exclusive benefit of one or more organizations described in Sections 170(b)(1)(A) and 170(c) of the Code ("Charitable Beneficiary"). While these Excess Shares are held in trust, the Trust, in its capacity as trustee, will be deemed to have an irrevocable proxy to vote the Excess Shares for the benefit of the Charitable Beneficiary and will hold any dividends payable with respect to the Excess Shares in trust for the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares may be retransferred by the Trust, in its capacity as trustee, to any person (if the Excess Shares would not be Excess Shares in the hands of such person). If such a transfer is made, the interest of the Charitable Beneficiary would terminate and proceeds of the sale would be payable to the intended transferee and to the Charitable Beneficiary. The intended transferee would receive the lesser of (1) the price paid by the intended transferee or, if the intended transferee did not give value for such Excess Shares (e.g., a transfer by gift or devise), the fair market value (as described below) at the time of the purported transfer that resulted in the Excess Shares and (2) the price per share received by the trustee from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the intended transferee will be payable to the Charitable Beneficiary. In addition, Excess Shares held in trust are subject to purchase by the Trust at a purchase price equal to the lesser of the price paid for the Shares by the intended transferee (or, in the case of a devise or gift, the fair market value at the time of such devise or gift) and the fair market value of the Shares on the date the Trust exercises its right to purchase. Fair market value shall be the last reported sales price reported on the New York Stock Exchange on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price of the Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares may be traded, or if not then traded over any exchange or quotation system, then the fair market value of such Shares on the relevant date as determined in good faith by the Board of Trustees. The Trust's right to purchase may be exercised during the 90 day period beginning immediately after the later of the date of the purported transfer which resulted in the Excess Shares and the date the Board of Trustees determines in good faith that such a transfer has occurred. From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to these Shares except the right to payment of the purchase price for the Shares on the retransfer of Shares as provided above and except for certain distributions upon liquidation. Any dividends or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Trust that the Shares have been transferred in violation of the provisions of the Trust's Declaration of Trust shall be repaid to the Trust upon demand. Any dividends so disgorged will then be paid over to the trustee and held in trust for the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring such Excess Shares and to hold these Excess Shares on behalf of the Trust.

        All certificates representing Shares will bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5.0% (or such other percentage between 0.5% and 5.0%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares must give a written notice to the Trust by January 31 of each year. In addition, each shareholder shall be required upon demand to disclose to the Trust in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Registrar and Transfer Agent

        The Registrar and Transfer Agent for the preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

        The Trust may, at its option, elect to offer fractional preferred shares, rather than full preferred shares. In the event this option is exercised, the Trust will issue receipts for depositary shares, each of which would represent a fractional interest of a preferred share of a particular series. The Trust will deposit preferred shares represented by depositary shares under a separate deposit agreement among the Trust, a preferred share depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a preferred share represented by the depositary share, all the rights and preferences of the preferred shares represented by the depositary shares.

        Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after the Trust issues and delivers preferred shares to a preferred share depositary, the preferred share depositary will issue the depositary receipts.

Dividends and Other Distributions

        The depositary will distribute all cash dividends on the preferred shares to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.

        If a distribution on the preferred shares is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible and the Trust approves, the depositary may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Shares

        Unless the Trust has previously called the underlying preferred shares for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional preferred shares of the underlying series of preferred shares together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred shares and receive depositary shares again. If a depositary receipt presented for exchange into preferred shares represents more preferred shares than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

        Whenever the Trust redeems preferred shares held by a depositary, the depositary will redeem the corresponding amount of depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the underlying preferred shares. If the Trust intends to redeem less than all of the underlying preferred shares, the Trust and the depositary will select the depositary shares to be redeemed as nearly pro rata as practicable without creating fractional depositary shares or by any other equitable method determined by the Trust that preserves its REIT status.

        On the redemption date:

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  all dividends relating to the preferred shares called for redemption will cease to accrue;

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  the Trust and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

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  all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Shares

        When a depositary receives notice regarding a meeting at which the holders of the underlying preferred shares have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the number of preferred shares represented by that holder's depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

        In the event of the Trust's liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred shares represented by the depositary share.

Conversion of Preferred Shares

        Depositary shares will not themselves be convertible into common shares or any other securities or property of the Trust. However, if the underlying preferred shares are convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred shares represented by their depositary shares into whole common shares, other preferred shares of the Trust or other shares of beneficial interest, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, the Trust will convert the preferred shares using the same procedures as those provided for delivery of preferred shares. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. The Trust will not issue fractional common shares upon conversion. If a conversion will result in the issuance of a fractional share, the Trust will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

        The Trust and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, the Trust and the depositary may not make any amendment that:

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  would materially and adversely alter the rights of the holders of depositary shares; or

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  would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred shares.

        Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred shares and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

        The Trust may terminate a deposit agreement upon not less than 30 days' prior written notice to the depositary if:

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  the termination is necessary to preserve the Trust's REIT status; or

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  a majority of each series of preferred shares affected by the termination consents to the termination.

        Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional preferred shares and any other property represented by the depositary shares. If the Trust terminates a deposit agreement to preserve its status as a REIT, then the Trust will use its best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange.

        In addition, a deposit agreement will automatically terminate if:

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  the Trust has redeemed all underlying preferred shares subject to the agreement;

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  a final distribution of the underlying preferred shares in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

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  each of the underlying preferred shares has been converted into other shares of beneficial interest of the Trust not represented by depositary shares.

Charges of a Preferred Share Depositary

        The Trust will pay all transfer and other taxes and governmental charges arising in connection with a deposit agreement. In addition, the Trust will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to the Trust notice of its election to resign. The Trust may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. The Trust will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

        The depositary will forward to the holders of depositary shares any reports and communications from the Trust with respect to the underlying preferred shares.

        Neither the depositary nor the Trust will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the Trust and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence in regard to voting of preferred shares, gross negligence or willful misconduct. Neither the Trust nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred shares unless they are furnished with satisfactory indemnity.

        The Trust and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

        In the event a depositary receives conflicting claims, requests or instructions from the Trust and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from the Trust.

Depositary

        The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

        The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS

        The Trust may issue separately, or together with any preferred shares or common shares offered by any prospectus supplement, warrants for the purchase of other preferred shares or common shares. The warrants may be issued under warrant agreements to be entered into between the Trust and a bank or trust company, as warrant agent, or may be represented by certificates evidencing the warrants, all as set forth in the prospectus supplement relating to the particular series of warrants. The following summaries of certain provisions of the Warrants are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related warrant agreement and warrant certificate, respectively, including the definitions therein of certain terms. Wherever defined terms of the warrant agreement are summarized in this prospectus or in a prospectus supplement, it is intended that such defined terms shall be incorporated in this prospectus or in that prospectus supplement by reference. In connection with any offering of warrants, any related warrant agreement or a form of any related warrant certificate will be filed with the Commission as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

General

        The prospectus supplement relating to the particular series of warrants offered by that prospectus supplement will describe the terms of the offered warrants, any related warrant agreement and any related warrant certificate, including the following, to the extent applicable:

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  if the warrants are offered for separate consideration, the offering price and the currency for which warrants may be purchased;

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  if applicable, the designation, number, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the preferred shares purchasable upon exercise of preferred shares warrants and the price at which that number of preferred shares may be purchased upon exercise;

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  if applicable, the number of common shares purchasable upon exercise of common shares warrants and the price at which that number of common shares may be purchased upon exercise;

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  the date, if any, on and after which the offered warrants and the related preferred shares and/or common shares will be separately transferable;

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  the date on which the right to exercise the offered warrants shall commence and the expiration date of those rights;

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  a discussion of the specific U.S. federal income tax, accounting and other considerations applicable to the warrants or to any Securities purchasable upon the exercise of the warrants;

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  whether the offered warrants represented by warrant certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered;

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  any applicable anti-dilution provisions;

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  any applicable redemption or call provisions;

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  any applicable book-entry provisions; and

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  any other terms of the offered warrants.

        Warrant certificates will be exchangeable on the terms specified in the related prospectus supplement for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the applicable warrant agent or any other office indicated in the prospectus supplement relating thereto. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the preferred shares or common shares purchasable upon such exercise, including the right to receive payments of dividends or distributions of any kind, if any, on the preferred shares or common shares, respectively, purchasable upon exercise or to exercise any applicable right to vote.

Exercise of Warrants

        Each warrant will entitle the holder thereof to purchase the referenced number of preferred shares or common shares, as the case may be, at the exercise price as shall in each case be set forth in, or be determinable from, the prospectus supplement relating to that warrant, by payment of the exercise price in full in the currency and in the manner specified in that prospectus supplement. Warrants may be exercised at any time up to the close of business on the applicable expiration date (or such later date to which that expiration date may be extended by the Trust); unexercised warrants will become null and void.

        Upon receipt at the corporate trust office of the applicable warrant agent or any other office indicated in the related prospectus supplement of (a) payment of the exercise price and (b) the warrant certificate properly completed and duly executed, the Trust will, as soon as practicable, forward the preferred shares or common shares purchasable upon such exercise to the holder of the warrant. If less than all of the warrants represented by the tendered warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.

FEDERAL INCOME TAX CONSIDERATIONS
WITH RESPECT TO THE TRUST AND THE OPERATING PARTNERSHIP

        The following summary of the material federal income tax considerations with respect to the Trust and the Operating Partnership regarding the offering of securities is based on current law, is for general information only and is not intended as tax advice. The tax treatment of a holder of any of the securities will vary depending on the terms of the specific securities acquired or held by such holder as well as such holder's particular situation, and this summary is addressed only to holders that hold securities as capital assets and does not attempt to address all aspects of federal income taxation relating to holders of the securities. Nor does it discuss all of the aspects of federal income taxation that may be relevant to certain types of holders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, persons holding a position in a hedging transaction, regulated investment companies and pension funds) who are subject to special treatment under the federal income tax laws.

        EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE PURCHASE, OWNERSHIP AND SALE OF THE SECURITIES AND OF THE TRUST'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

        General.    We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1994. We believe that we have been organized and operated in a manner so as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. No assurance can be given that we have operated in a manner so as to qualify as a REIT or will continue to operate in a manner so as to remain qualified as a REIT. Qualification and taxation as a REIT depends upon our continuing ability to meet, through periodic operating results, specified levels of distributions to our shareholders, a specified diversity of share ownership and other qualification tests imposed under the Code on REITs, some of which are summarized below. While we intend to operate so as to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. See the section "Failure to Qualify" in this prospectus beginning on page 40.

        In the opinion of Cozen O'Connor ("Tax Counsel"), commencing with our taxable year ended December 31, 1994, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Code and our proposed method of operation and that of our Operating Partnership (and its subsidiary Property Partnerships, as discussed below) will enable us to continue to meet the requirements for qualification and taxation as a REIT. Tax Counsel's opinion is based on various assumptions and is conditioned upon a series of representations made by us and our Operating Partnership as to factual matters, including representations regarding the nature of our income and assets and the past, present and future conduct of our business operations. Unlike an IRS tax ruling or court decision, an opinion of counsel is not binding upon the IRS and no assurance can be given that the IRS will not challenge our qualification as a REIT. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership and various other qualification tests imposed under the Code. Tax Counsel will not review our compliance with the various REIT qualification tests on a periodic or continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any one taxable year will satisfy such requirements. See the section "Failure to Qualify" in this prospectus beginning on page 40.

        The following is a general summary of the Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect.

        So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on an amount of our net income equal to the amount of our distributions to shareholders with respect to the taxable year. This treatment substantially eliminates the "double taxation" (taxation at both the entity and shareholder levels) that generally results from an investment in an entity taxable as a corporation. If we do not qualify as a REIT, we would be taxed at regular income tax rates applicable to corporations on all of our taxable income, whether or not distributed to our shareholders. Even if we qualify as a REIT, we will be subject to federal income or excise tax as follows: (i) we will be taxed at regular corporate income tax rates on any undistributed taxable income including undistributed net capital gains; (ii) we may be subject to the "alternative minimum tax" on our items of tax preference, if any; (iii) if we have (1) net income from the sale or other disposition of "foreclosure property" (generally, property acquired by reason of a foreclosure or otherwise on default of a loan secured by the property) that is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on such income; (iv) if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than dispositions of foreclosure property and dispositions of property that occur due to involuntary conversion) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax; (v) if we fail to satisfy the 75% or 95% gross income test (as discussed below), and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on the greater of (1) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% test for the taxable year, in either case multiplied by a fraction intended to reflect our profitability; (vi) if we should fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed; (vii) if we acquire any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of such asset in a taxable transaction during the 5-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then the excess of (1) the fair market value of the asset as of the beginning of the applicable Recognition Period, over (2) our adjusted basis in such asset as of the beginning of such Recognition Period will be subject to tax at the highest regular corporate income tax rate unless an election is made to cause the C corporation to recognize all of the gain inherent in the property at the time of acquisition of the asset; (viii) we could be subject to an excise tax if our dealings with any taxable

REIT subsidiary are not at arm's length; (ix) if we fail to satisfy a REIT asset test, as described below, due to reasonable cause and we nonetheless maintain our REIT qualification under the Code due to the relief provisions, we will generally be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets that caused us to fail such asset test; and (x) if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the income or asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

        Requirements for Qualification.    The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation but for Sections 856 through 859 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) that has the calendar year as its taxable year; (vi) the beneficial ownership of which is held by 100 or more persons; (vii) during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and (viii) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through (v), inclusive, must be met during the entire taxable year and that condition (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (vi) and (vii) do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

        We believe that we currently satisfy all of the conditions listed in the preceding paragraph. In addition, our declaration of trust includes restrictions regarding the transfer of our common shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (vi) and (vii) above. In rendering its opinion that we are organized in conformity with the requirements for qualification as a REIT, Tax Counsel is relying on our representation that ownership of our shares satisfies condition (vii) and Tax Counsel expresses no opinion as to whether the ownership restrictions contained in the declaration of trust preclude us from failing to satisfy condition (vii) above. In addition, we intend to continue to comply with the Treasury Regulations requiring us to ascertain and maintain records which disclose the actual ownership of our shares. Although a failure to ascertain the actual ownership of our shares will not generally cause our disqualification as a REIT beginning with our taxable year ended December 31, 1998, a monetary fine may result.

        Effect of Subsidiary Entities, including partnerships.    A REIT may hold a direct or indirect interest in a corporation that qualifies as a "taxable REIT subsidiary" ("TRS") without violating the REIT asset test discussed below, as long as the REIT's holdings of TRS securities do not exceed 25% (20% for taxable years beginning after December 31, 2017) of the value of the REIT's total assets. The Trust and the Operating Partnership have elected to treat certain corporate subsidiaries as a TRS. To qualify as a TRS, the subsidiary and the REIT must make a joint election to treat the subsidiary as a TRS. A TRS also includes any corporation (other than a REIT or a qualified REIT subsidiary) in which a TRS directly or indirectly owns more than 35% of the total voting power or value. See the section "Asset Tests" in this prospectus beginning on page 39. A TRS pays tax at regular corporate income rates on its taxable income. Moreover, the Code contains rules, including rules requiring the imposition of taxes on a REIT at the rate of 100% on certain reallocated income and expenses, to ensure that contractual arrangements between a taxable REIT subsidiary and its parent REIT are at arm's-length. No assurances can be given that the Trust's or Operating Partnership's loans to or rental, service or other agreements, with its taxable REIT subsidiaries will be on arm's length terms and no independent appraisal will be obtained. Tax Counsel is relying solely on the representations of the Trust in rendering its opinion.

        Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" is not to be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and such items (as the case may be) of the REIT. A qualified REIT subsidiary is any corporation 100% of the stock of which is held by the REIT, regardless of whether the REIT has held such corporation's stock at all times during its existence. In applying the requirements described herein, the Trust's "qualified REIT subsidiaries" are ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of the Trust.

        Based on its analysis of the estimated value of the securities of each of the taxable REIT subsidiaries owned by the Operating Partnership relative to the estimated value of the other assets of the Operating Partnership, the Trust has determined that its pro rata share of the securities of the taxable REIT subsidiaries combined does not exceed 25% (or 20% as noted above) of the total value of its assets. No independent appraisal will be obtained to support these conclusions, and Tax Counsel, in rendering its opinion as to the qualification of the Trust as a REIT, is relying solely on the representations of the Trust regarding the values of each taxable REIT subsidiary. The 25/20% of value limitation must be satisfied each time the Trust increases its ownership of securities of any taxable REIT subsidiary (including as a result of increasing its interest in the Operating Partnership as its limited partners exercise their conversion rights). Although the Trust plans to take steps to insure that it satisfies the 25/20% of value limitation, for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in the Operating Partnership's overall interest in any taxable REIT subsidiary.

        In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT. Accordingly, our proportionate share of the assets and items of income of our Operating Partnership are treated as assets and items of income of ours for purposes of applying the requirements described herein, provided that the Operating Partnership is treated as a partnership for federal income tax purposes.

        Income Tests.    In order to qualify as a REIT, the Trust must generally satisfy two gross income requirements on an annual basis. First, at least 75% of its gross income (excluding gross income from prohibited transactions) for each taxable year generally must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest), from certain types of temporary investments, and from gain from the sale or other disposition of interests in real property and real estate mortgages (other than gain from the disposition of property primarily held for sale to customers in the ordinary course of the Trust's business). Second, at least 95% of its gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        Rents received by a REIT will qualify as "rents from real property" for the purpose of satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. Second, subject to certain limited exceptions, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the rent under the lease must be allocated between the portions allocable to the real and personal property and the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, in order for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to tenants, except through an "independent contractor" who is adequately compensated and from whom the REIT derives no income, or through a TRS. The "independent contractor" requirement, however, does not apply to the extent the services provided by the REIT are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, a de minimis rule applies with respect to non-customary services provided. Specifically, if the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as "rents from real property."

        We do not anticipate receiving rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of gross receipts or sales consistent with the rules described above). We do not anticipate receiving more than a de minimis amount of rents from any Related Party Tenant or rents attributable to personal property leased in connection with real property that will exceed 15% of the total rents received with respect to such property.

        We will provide certain services with respect to our properties through the Operating Partnership, which is not an "independent contractor." However, we believe (and have represented to Tax Counsel) that no material amount of such services will be considered to be other than "usually or customarily rendered" in connection with the rental of space for occupancy only. In rendering its opinion on our ability to qualify as a REIT, Tax Counsel is relying on such representations. In the case of any material amount of services that are not "usual and customary" under the foregoing rules, we intend to employ an "independent contractor" or one of our TRS entities to provide such services.

        The Operating Partnership may receive certain types of income that will not qualify under the 75% or 95% gross income tests. We believe, and have represented to Tax Counsel, however, that the aggregate amount of such items and other non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.

        If we fail to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief from the failure under certain provisions of the Code. These relief provisions generally will be available if our failure to meet any such tests was due to reasonable cause and not due to willful neglect, and we file with the IRS, in accordance with the regulations, a schedule of the sources and nature of our income with our federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a minimum penalty of $50,000 or a higher amount based on certain excess net income.

        Asset Tests.    At the close of each quarter of its taxable year, the Trust must also satisfy the following tests relating to the nature of its assets: (i) at least 75% of the value of its total assets must be represented by real estate assets (including (1) its allocable share of real estate assets held by partnerships in which it has an interest and (2) stock or debt instruments purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the REIT and held for not more than one year following the receipt of such proceeds), cash, cash items and government securities; (ii) not more than 25% of the value of its total assets may be represented by securities other than those in the 75% asset class; (iii) not more than 25% (or 20% for years after 2017 as noted above) of the value of its total assets may be represented by securities of one or more TRS entities; (iv) except for investments included in the 75% asset class, securities in a TRS or "qualified REIT subsidiary" and certain partnership interests: (1) not more than 5% of the value of its total assets may be represented by securities of any one issuer, (2) it may not hold securities that possess more than 10% of the total voting power of outstanding securities of a single issuer and (3) it may not hold securities that have a value of more than 10% of the total value outstanding of securities of any one issuer (other than certain "straight debt" obligations); and (v) not more than 25% of the value of its total assets is represented by certain publicly offered REIT debt instruments.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If a failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including, for example, as a result of increasing our interest in the Operating Partnership as a result of a merger, the exercise of redemption rights or an additional capital contribution of proceeds of an offering of shares of beneficial interest), such failure may be cured by a disposition of sufficient non-qualifying assets within 30 days following the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and plan to take such other action within 30 days following the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such action will always be successful.

        Annual Distribution Requirements.    In order to qualify as a REIT, the Trust is generally required to distribute to its shareholders at least 90% of its taxable income (excluding net capital gain) each year. A REIT will be subject to regular capital gains and ordinary corporate tax rates on undistributed income, and also, as explained above, may be subject to a 4% excise tax on undistributed income in certain events. We believe that we have made, and intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements. In such circumstances, we may cause the Operating Partnership to arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

        Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a taxable year by paying "deficiency dividends" to shareholders in a later year that are deemed to be included in determining our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay interest to the IRS based upon the amount of deficiency dividends distributed to our shareholders.

        Failure to Qualify.    If we fail to qualify for taxation as a REIT in any taxable year because of a violation of one of the requirements described above, our qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect, we pay the applicable tax (either the $50,000 penalty or any other applicable tax described above with respect to failures of the income or asset tests) for the violation and comply with any other IRS requirements.

        If we fail to qualify as a REIT and the special relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate income tax rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible, nor will they be required to be made. In such event, all distributions to our shareholders will be taxable as dividends from a C corporation to the extent of current and accumulated earnings and profits, and, individual and certain other non-corporate U.S. shareholders (as defined below) may be taxable at preferential rates on such dividends, and corporate distributees may be eligible for the "dividends received deduction." In addition, our failure to qualify as a REIT would also substantially reduce the cash available for distributions to shareholders. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Income Taxation of the Partnerships

        Effect of Tax Status of the Operating Partnership and the Property Partnerships on REIT Qualification. Substantially all of our investments are held through the Operating Partnership. The Operating Partnership owns, and has owned, real estate assets through one or more Property Partnerships. For these purposes, Property Partnerships are domestic subsidiary limited partnerships or limited liability companies which have not elected to be treated as other than a partnership for Federal tax purposes. Although neither the Operating Partnership nor the Property Partnerships requested a ruling from the IRS that they would be classified as partnerships for Federal income tax purposes, rather than as associations taxable as corporations, Tax Counsel opined that, based on the provisions of the respective partnership agreements of the Operating Partnership and each Property Partnership, and certain factual assumptions and representations as to each of them, the Operating Partnership and each Property Partnership will be treated as partnerships for federal income tax purposes and not as associations taxable as corporations (unless any such entity has one owner for Federal tax purposes, in which case such entity shall be treated as a disregarded entity for Federal tax purposes).

        If for any reason the Operating Partnership were taxable as a corporation rather than as a partnership for federal income tax purposes, the Trust would not be able to satisfy the income and asset requirements for status as a REIT and, if a Property Partnership were taxable as a corporation, the Trust may be unable to satisfy the asset requirements for a REIT unless the safe harbor relief provisions described above applied. In addition, any change in the Operating Partnership's status or that of a Property Partnership for tax purposes might be treated as a taxable event, in which case the Trust might incur a tax liability without any related cash distribution. See "Taxation of the Company," above. Further, items of income and deduction for the Operating Partnership or a Property Partnership would not pass through to the respective partners, and the partners would be treated as stockholders for tax purposes. Each Partnership would be required to pay income tax at regular corporate tax rates on its net income and distributions to partners would constitute dividends that would not be deductible in computing the Partnership's taxable income.

        Partners, Not the Operating Partnership or Property Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, the Trust is required to take into account its allocable share of the income, gains, losses, deductions and credits of each of the Operating Partnership and the Property Partnerships for any taxable year of such Partnerships ending within or with the taxable year of the Trust, without regard to whether the Trust has received or will receive any cash distributions. The same is true for the Operating Partnership with respect to its allocable share of the income, gains, losses, deductions and credits of each of the Property Partnerships.

        Partnership Allocations.    Although the partnership agreement generally will determine the allocation of income and losses among partners, the allocations provided in the partnership agreement will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, which generally require that partnership allocations respect the economic arrangement of the partners.

        If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of each of the Operating Partnership and the Property Partnerships are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

        Tax Allocations with Respect to Pre-Contribution Gain.    Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes so that the contributor is allocated the remaining unrealized pre-contribution gain associated with the property when the gain is recognized by the partnership. The amount of such unrealized gain is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (the "Book-Tax Difference"). In general, the fair market value of the properties owned (directly or indirectly) by the Trust and interests in Property Partnerships which were contributed to the Operating Partnership has been substantially in excess of their respective adjusted tax bases. The partnership agreements of each of the Operating Partnership and the Property Partnerships require that allocations attributable to each item of contributed property be made so as to allocate the tax depreciation available with respect to such property first to the partners other than the partner that contributed the property, to the extent of, and in proportion to, their book depreciation, and then, if any tax depreciation remains, to the partner that contributed the property. Upon the disposition of any item of contributed property, any gain attributable to the "built-in" gain of the property at the time of contribution would be allocated for tax purposes to the contributing partner. These allocations are intended to be consistent with the Treasury Regulations under Section 704(c) of the Code.

        In general, partners who contributed property to the Operating Partnership (which include participants in the formation of the Trust (and the Partnerships)) have been allocated disproportionately lower amounts of depreciation deductions for tax purposes relative to their percentage interests in the Operating Partnership, and disproportionately greater shares relative to their percentage interests in the Operating Partnership of the gain on the sale by the Partnerships of one or more of the contributed properties. These tax allocations will tend to reduce or eliminate the Book-Tax Difference over the life of the Partnerships. Because the partnership agreements of the Partnerships adopt the "traditional method" in accounting for items allocable under Section 704(c) of the Code, the amounts of the special allocations of depreciation and gain under the special allocation rules of Section 704(c) of the Code may be limited by the so-called "ceiling rule" and may not always eliminate the Book-Tax Difference on an annual basis or with respect to a specific transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Partnerships may cause the Trust to be allocated less depreciation than would be available for newly purchased properties.

        The foregoing principles also apply in determining the earnings and profits of the Trust. The application of these rules may result in a larger share of the distributions from the Trust being taxable to shareholders as dividends.

        Basis in Operating Partnership Interest.    The Trust's adjusted tax basis in its partnership interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Trust plus the fair market value of the Shares it issues or cash it pays upon conversion of interests in the Operating Partnership, (ii) has been, and will be, increased by (a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and of the Property Partnerships and (iii) has been, and will be, reduced (but not below zero) by the Trust's allocable share of (a) the Operating Partnership's loss and (b) the amount of cash distributed to the Trust, and by constructive distributions resulting from a reduction in the Trust's share of indebtedness of the Operating Partnership and the Property Partnerships.

        If the allocation of the Trust's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Trust's partnership interest in the Operating Partnership below zero, the loss is deferred until such time as the recognition of such loss would not reduce the Trust's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Trust's share of the indebtedness of the Operating Partnership or a Property Partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce the Trust's adjusted tax basis below zero, such distributions (including such constructive distributions) would be includible as taxable income to the Trust in the amount of such excess. Such distributions and constructive distributions would normally be characterized as capital gain, and if the Trust's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently, one year), the distributions and constructive distributions would constitute long-term capital gain. Based on Treasury Regulations to be issued, the tax rates applicable to such capital gain will likely vary depending on the precise amount of time such interest has been held by the Trust and the nature of the Operating Partnership's property.

Sale of the Partnerships' Property

        Generally, any gain realized by the Operating Partnership or a Property Partnership on the sale of property held by the Operating Partnership or a Property Partnership, or on the sale of partnership interests in the Property Partnerships, if the property or partnership interests are held for more than one year, will be long-term capital gain (except for any portion of such gain that is treated as depreciation or cost recovery recapture), and may result in capital gain distributions to the shareholders. See "Taxation of Taxable Domestic Shareholders," below.

        The Trust's share of any gain realized on the sale of any property held by the Operating Partnership or a Property Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the trade or business of any of the Operating Partnership or the Property Partnerships will, however, be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction, subject to certain safe harbors. The Operating Partnership and the Property Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating their properties and to make such occasional sales of such properties, including peripheral land, as are consistent with the investment objectives of the Trust and the Operating Partnership. Complete assurance cannot be given, however, that the Trust will be able to avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of business."

State and Local Taxes

        We and our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and the purchasers of our securities may not conform to the federal income tax consequences discussed herein. Consequently, prospective purchasers of securities should consult with their own tax advisors regarding the effect of state, local and other tax laws of any investment in our securities.

Taxes Imposed on the Trust on Account of Non-U.S. Activities of the Trust

        To the extent that the Trust engages in real estate development activities in foreign countries or invests in real estate located in foreign countries, the Trust's profits from such activities or investments will generally be subject to tax in the countries where such activities are conducted or such properties are located. The precise nature and amount of such taxation will depend on the laws of the countries where the activities are conducted or the properties are located. Although the Trust will attempt to minimize the amount of such foreign taxation, there can be no assurance as to whether or the extent to which measures taken to minimize such taxes will be successful. If the Trust satisfies the annual distribution requirements for qualification as a REIT and is, therefore, not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its shareholders, the Trust will generally not be able to recover the cost of any foreign tax imposed on such profits from its foreign activities or investments by claiming foreign tax credits against its federal income tax liability on such profits. Moreover, the Trust will not be able to pass foreign tax credits through to its shareholders. As a result, to the extent that the Trust is required to pay taxes in foreign countries, the cash available for distribution to its shareholders will be reduced accordingly.

Taxation of Taxable Domestic Shareholders

        General.    For purposes of this discussion, the term "U.S. shareholder" means a beneficial owner of our shares that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or a trust that has a valid election to be treated as a U.S. person under applicable Treasury Regulations in effect, or (v) any other person who is subject to United States Federal income taxation on a net income basis with respect to our shares. In the case of a shareholder that is a partnership for United States tax purposes, each partner will take into account its allocable share of income or loss from the shares held by such partnership, and will take such income or loss into account under the rules of taxation applicable to such partner, taking into account the partnership and the partner.

        Distributions.    Provided that we continue to qualify as a REIT, distributions made to our taxable U.S. shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income (taxable at a maximum individual tax rate of 39.6%) but are not eligible for the dividends received deduction for corporations. Dividends received from REITs generally are not eligible for the tax rates (with a maximum rate of 20%) for corporate dividends received by individuals and certain other non-corporate U.S. shareholders. An exception applies, however, and individual and certain other non-corporate U.S. shareholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) "REIT taxable income" that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable domestic subchapter C corporations (e.g., from a TRS owned by the Operating Partnership) and certain foreign corporations or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions that has been subject to tax.

        In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our stock. A similar treatment will apply to long-term capital gains retained by us, to the extent that we elect the application of provisions of the Code that treat U.S. shareholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to U.S. shareholders a corresponding credit for taxes paid by the REIT on such retained net capital gains, and increasing such U.S. shareholder's adjusted tax basis in our common shares by the difference between the amount of their share of our net capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of individual and certain other non-corporate U.S. shareholders and 35% for corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for individual and certain other non-corporate U.S. shareholders, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder's shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of U.S. shareholder's common shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October,

November or December of any year and payable to a U.S. shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        Dispositions of Shares.    In general, a U.S. shareholder will realize gain or loss upon the sale, redemption or other taxable disposition of our shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder's adjusted tax basis in the shares relinquished at the time of the disposition. In general, a U.S. shareholder's tax basis will equal the U.S. shareholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by certain other non-corporate U.S. shareholders upon the sale or disposition of our shares will be subject to a maximum federal income tax rate of 20%, if the shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 39.6%) if the shares are held for 12 months or less. Gains recognized by U.S. shareholders that are corporations are not subject to preferential rates on long-term capital gains but rather will be taxed at regular corporate tax rates, with a rate of 35% imposed on the highest income bracket. Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the U.S. shareholder as long-term capital gain.

        If a U.S. shareholder recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, significant penalties could be imposed for failure to comply with certain of these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our and their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Passive Activity Losses and Investment Interest Limitations.    Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any "passive losses" against income or gain relating to our shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Backup Withholding and Information Reporting

        We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding at a rate of 28% with respect to dividends paid unless the shareholder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A. U.S. shareholder that does not provide its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. shareholder who fails to certify its non-foreign status. Non-U.S. shareholders may be required to comply with applicable certification procedures to establish that they are not U.S. shareholders in order to avoid the application of such information reporting requirements and backup withholding.

Taxation of Tax-Exempt U.S. Shareholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this discussion as UBTI. Although rental real estate investments may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our shares as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (2) our shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our shares generally should not give rise to UBTI to a tax-exempt shareholder.

        Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

        In certain circumstances, a pension trust that (i) is described in Section 401(a) of the Internal Revenue Code, (ii) is tax exempt under section 501(a) of the Code, and (iii) owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (A) one pension trust owns more than 25% of the value of our common shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our common shares, collectively owns more than 50% of such shares. Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our common shares, or us from becoming a pension-held REIT.

        Tax-exempt U.S. shareholders are urged to consult their tax advisors regarding the federal, state and local tax consequences of owning our shares.

Taxation of Non-U.S. Shareholders

        The following is a summary of certain United States federal income tax considerations of the acquisition, ownership and disposition of our shares applicable to non-U.S. shareholders. For purposes of this summary, a non-U.S. shareholder is a beneficial owner of our shares that is not a U.S. shareholder. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of United States federal income taxation of non-U.S. shareholders.

        Ordinary Dividends.    The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits which are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the

non-U.S. shareholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

        In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the dividend income from a non-U.S. shareholder's investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.

        The Trust expects to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a non-U.S. shareholder unless (1) a lower treaty rate applies and proper certification is provided on an applicable Internal Revenue Service Form W-8 (i.e., Internal Revenue Service Form W-8BEN or Form W-8BEN-E) or (2) the non-U.S. shareholder files an Internal Revenue Service Form W-8ECI with the Trust claiming that the distribution is effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. shareholder). The non-U.S. shareholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of The Trust's current and accumulated earnings and profits.

        Non-Dividend Distributions.    Unless our shares constitute a U.S. real property interest, or USRPI, distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. shareholder's basis in our shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the shareholder's share of our earnings and profits. The 15% FIRPTA withholding tax does not apply to dividends already subject to the 30% withholding tax. Distributions in excess of basis will not be subject to tax under the provisions of FIRPTA so long as the requirements with respect to capital gain distributions discussed below in the section entitled "Capital Gain Dividends" are met.

        Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries ("USRPI capital gains"), will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. federal income tax at the rates applicable to U.S. shareholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. shareholder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be treated as held solely as a creditor for this purpose. Capital gain dividends received by a non-U.S. shareholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income tax. Under a special rule, a capital gain distribution from a REIT will not be treated as "effectively connected"

income, provided that (a) the distribution is received with respect to a class of stock that is "regularly traded," as defined by applicable Treasury Regulations, and (b) the non-U.S. shareholder owned, actually or constructively, 5% or less of our outstanding shares of that class at all times during a specified testing period.

        Dispositions of Our Shares.    Unless our common shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our shares will not constitute a USRPI if we are "domestically controlled." A REIT is domestically controlled if, at all times during a specified testing period, less than 50% in value of the REIT's outstanding shares is held directly or indirectly by non-U.S. shareholders. We believe that we are, and expect to continue to be, a domestically controlled REIT and, therefore, the sale of our shares should not be subject to taxation under FIRPTA. Because our shares are publicly traded, however, no assurance can be given that we will remain a domestically controlled REIT.

        In the event that we do not constitute a domestically controlled REIT, a non-U.S. shareholder's sale of our shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) the shares owned are of a class that is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, and (b) the selling non-U.S. shareholder owned, actually or constructively, 10% or less of our outstanding shares of that class at all times during a specified testing period.

        If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (a) if the non-U.S. shareholder's investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (b) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        Information Reporting and Backup Withholding.    Backup withholding will apply to dividend payments made to a non-U.S. shareholder of the Trust's stock unless the shareholder has certified that it is not a U.S. shareholder and the payer has no actual knowledge that the owner is not a non-U.S. Shareholder. Information reporting generally will apply with respect to dividend payments even if certification is provided.

        Payment of the proceeds from a disposition of the Trust's stock by a non-U.S. shareholder made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the shareholder or beneficial owner certifies that it is not a U.S. shareholder or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of the Trust's stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a "controlled foreign corporation" for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the United

States, then backup withholding and information reporting generally will apply unless the non-U.S. shareholder satisfies certification requirements regarding its status as a non-U.S. shareholder and the broker-dealer has no actual knowledge that the owner is not a non-U.S. shareholder.

        On March 18, 2010, the Hiring Incentives to Restore Employment Act (the "HIRE Act") was enacted in the United States. The HIRE Act includes provisions known as the Foreign Account Tax Compliance Act ("FATCA"). Final regulations under FATCA were issued by the Internal Revenue Service on January 17, 2013. FATCA generally imposes a 30% withholding tax on (i) dividends paid with respect to Trust common stock after December 31, 2013 and (ii) certain gross proceeds from the disposition of Trust common stock paid after December 31, 2016 to (a) foreign financial institutions (as defined in Section 1471(d)(4) of the Code) unless they agree to collect and disclose to the Secretary of the Treasury information regarding their direct and indirect U.S. account shareholders and (b) certain other foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. The 30% withholding rate generally applies without regard to reduced rates of withholding or exemptions from withholding available under current law under treaties or existing statutory rules. Under some circumstances, a foreign owner may still be eligible to claim the benefit of such reduced withholding rates and exemptions through a claim for refund.

        Under a grandfathering rule, FATCA does not apply to any payments made under an obligation that is outstanding on January 1, 2014 (provided such obligation is not materially modified subsequent to such date) and any gross proceeds from the disposition of such obligation. Stock in a corporation is not an "obligation" for purposes of this rule and therefore the Trust common stock would not be exempt from the application of FATCA under this grandfathering rule. FATCA does not replace the existing U.S. withholding tax regime, but the FATCA regulations contain coordination provisions to avoid double withholding on U.S.-source income. Non-U.S. shareholders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in Trust common stock in light of such shareholders' individual circumstances.

PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR SHARES, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT UNDER THEIR HOME COUNTRY LAWS.

Taxation of Holders of Debt Securities

        As used herein, the term "U.S. Holder" means a holder of a Debt Security who (for United States Federal income tax purposes) is (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate, the income of which is subject to United States federal income tax without regard to its source, (iv) a Trust if a court within the United States is able to exercise primary supervision over the administration of the Trust and one or more United States persons have the authority to control all substantial decisions of the Trust, or (v) any other person who is subject to United States Federal income taxation on a net income basis with respect to a Debt Security and "non-U.S. Holder" means a holder of a Debt Security who is not a U.S. Holder. In the case of a holder of a Debt Security that is a partnership for United States tax purposes, each partner will take into account its allocable share of income or loss from the Debt Security, and will take such income or loss into account under the rules of taxation applicable to such partner, taking into account the partnership and the partner.

U.S. Holders

        Payments of Interest.    Interest on a Debt Security will generally be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder's method of accounting for tax purposes.

        Purchase, Sale and Retirement of the Debt Securities.    A U.S. Holder's tax basis in a Debt Security will generally be its U.S. dollar cost.

        A U.S. Holder will generally recognize gain or loss on the sale or retirement of a Debt Security equal to the difference between the amount realized on the sale or retirement and the U.S. Holder's tax basis in the Debt Security. Except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Debt Security will be capital gain or loss and will be a long-term capital gain or loss if the Debt Security was held for more than one year.

Non-U.S. Holders

        This discussion assumes that the Debt Security is not subject to the rules of Section 871(h)(4)(A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party).

        Under present United States Federal income and estate tax law, and subject to the discussion of backup withholding above:

  (i)
  payments of principal, premium (if any) and interest by the Operating Partnership or any of its paying agents to any holder of a Debt Security that is a non-U.S. Holder will not be subject to United States Federal withholding tax if, in the case of interest (a) the beneficial owner of the Debt Security does not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership, (b) the beneficial owner of the Debt Security is not a controlled foreign corporation that is related to the Operating Partnership through stock ownership, (c) the beneficial owner of the Debt Security is not a bank whose receipt of interest in the Debt Security is described in Section 881(c)(3)(A) of the Code; and (d) provides the IRS with the required certifications as to the non-U.S. status of the beneficial owner of the Debt Security;

  (ii)
  a non-U.S. Holder of a Debt Security will not be subject to United States Federal withholding tax on any gain realized on the sale or exchange of a Debt Security; and

  (iii)
  a Debt Security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States Federal estate tax as a result of the individual's death if (a) the individual did not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership, and (b) the income on the Debt Security would not have been effectively connected with a United States trade or business of the individual at the time of the individual's death.

        Special rules may apply in the case of non-U.S. Holders (i) that are engaged in a United States trade or business, (ii) that are former citizens or long term residents of the United States, corporations which accumulate earnings to avoid United States Federal income tax, and certain foreign charitable organizations, each within the meaning of the Code, or (iii) certain non-resident alien individuals who are present in the United States for 183 days of more during a taxable year. Such persons are urged to consult their own tax advisors before purchasing a Debt Security.

Medicare Tax

        The Patient Protection and Affordable Care Act of 2010, which was signed into law on March 23, 2010, generally imposes on certain individuals, trusts and estates a tax of 3.8% on the lesser of (i) "net investment income", or (ii) the excess of modified adjusted gross income over a threshold amount for taxable years beginning after December 31, 2012. Net investment income generally includes dividends, and net gains from the disposition of stock, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Certain U.S. shareholders that are individuals, trusts or estates are therefore subject to the 3.8% Medicare tax with respect to dividends on, and capital gains from the sale or other disposition of, the Trust's stock. U.S. shareholders are encouraged to consult with their tax advisors regarding the possible implications of this tax on their ownership and disposition of the Trust's common stock in light of such holders' individual circumstances.

Possible Legislative or Other Actions Affecting Tax Considerations

        Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in the Trust may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions of the U.S. Treasury Regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in the Trust.

PLAN OF DISTRIBUTION

        The Trust and/or the Operating Partnership, as the case may be, may sell the Securities being offered hereby: (a) directly to purchasers; (b) through agents; (c) through underwriters; (d) through dealers; or (e) through a combination of any such methods of sale. The Securities may also be used as all or part of the consideration to be paid by the Trust or the Operating Partnership for the acquisition of non-operating assets for which financial statements would not be required to be filed with the Commission, or in exchange for units of limited partnership interest of the Operating Partnership. In addition, Common Shares may be offered hereby in exchange for certain debt securities of the Operating Partnership that are exchangeable for such Common Shares.

        The distribution of the Securities may be effected from time to time in one or more transactions: (a) at a fixed price or at final prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to such prevailing market prices; or (d) at negotiated prices. Offers to purchase Securities may be solicited directly by the Trust or the Operating Partnership, as the case may be, or by agents designated by the Trust or the Operating Partnership, as the case may be, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), involved in the offer or sale of the Securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Trust or the Operating Partnership, as the case may be, to such agent will be set forth, in the applicable prospectus supplement.

        If an underwriter is, or underwriters are, utilized in the offer and sale of Securities in respect of which this prospectus and the accompanying prospectus supplement are delivered, the Trust and/or the Operating Partnership will execute an underwriting agreement with such underwriter(s) for the sale to it or them and the name(s) of the underwriter(s) and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in such prospectus supplement, which will be used by the underwriter(s) to make resales of the Securities in respect of which this prospectus and such prospectus supplement are delivered to the public. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If a dealer is utilized in the sale of the Securities in respect of which this prospectus is delivered, the Trust and/or the Operating Partnership will sell such Securities to the dealer, as principal. The Dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.

        If an agent is used in an offering of securities being offered by this prospectus, the agent will be named, and the terms of the agency will be described, in the applicable prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

        If indicated in the applicable prospectus supplement, the issuer(s) of the Securities to which the prospectus supplement relates will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase Securities from the issuer(s) pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by the issuer(s) of the Securities. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the issuer(s) must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Certain of the underwriters, dealers or agents utilized by the Trust and/or the Operating Partnership in any offering hereby may be customers of, including borrowers from, engage in transactions with, and perform services for, the Trust and/or the Operating Partnership or one or more of their respective affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Trust or the Operating Partnership, as the case may be, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

        Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the Securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

        If underwriters create a short position in the Securities in connection with the offering thereof, (i.e., if they sell more Securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of such underwriters may reduce that short position by purchasing Securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of any over-allotment option described in the applicable prospectus supplement.

        Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

        In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

        Neither the Company nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, neither the Company nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        The anticipated date of delivery of the Securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The Securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the Securities offered by this prospectus and any prospectus supplement.

        We estimate that the total expenses we will incur in offering the Securities to which this prospectus relates, excluding underwriting discounts and commissions, if any, will be approximately $            .

LEGAL MATTERS

        Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, has rendered an opinion with respect to the legality of the Securities to be issued by the Operating Partnership. Saul Ewing LLP, Baltimore, Maryland, has rendered an opinion with respect to the legality of the Securities to be issued by the Trust. The statements in this prospectus under the caption "Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership" and the other statements herein relating to the Trust's qualification as a real estate investment trust will be passed upon for the Trust by Cozen O'Connor, although such firm has rendered no opinion as to matters involving the imposition of non-U.S. taxes on the operations of, and distributions of payments from, the Trust's United Kingdom affiliate.

EXPERTS

        The consolidated financial statements of Liberty Property Trust and Liberty Property Limited Partnership appearing in Liberty Property Trust's and Liberty Property Limited Partnership's Annual Report (Form 10-K) for the year ended December 31, 2016 (including schedules appearing therein), and the effectiveness of Liberty Property Trust's and Liberty Property Limited Partnership's internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports given on the authority of such firm as experts in accounting and auditing.

8,000,000 Shares

Common Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

September 5, 2019

Goldman Sachs & Co. LLC	Citigroup